                                                                     Exhibit 2.1


================================================================================



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           CREATIVE BIOMOLECULES, INC.

                                 ONTOGENY, INC.

                               REPROGENESIS, INC.

                                       AND

                                   CURIS, INC.

                          DATED AS OF FEBRUARY 14, 2000



================================================================================

                                TABLE OF CONTENTS

ARTICLE I THE MERGER..............................................................................................2

   1.1   THE MERGER...............................................................................................2
   1.2   EFFECTIVE TIME...........................................................................................2
   1.3   EFFECT OF THE MERGER.....................................................................................2
   1.4   CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING COMPANY............................................2
   1.5   DIRECTORS AND OFFICERS...................................................................................3

ARTICLE II EFFECTS ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES.....................................................3

   2.1   EFFECT OF MERGER ON CAPITAL STOCK........................................................................3
   2.2   CANCELLATION OF TREASURY SHARES..........................................................................5
   2.3   STOCK OPTIONS AND WARRANTS...............................................................................5
   2.4   ADJUSTMENTS TO EXCHANGE RATIOS...........................................................................5
   2.5   FRACTIONAL SHARES........................................................................................6
   2.6   SURRENDER OF CERTIFICATES................................................................................6
   2.7   NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK.............................................................8
   2.8   CLOSING..................................................................................................8
   2.9   LOST, STOLEN OR DESTROYED CERTIFICATES...................................................................8
   2.10     TAX CONSEQUENCES......................................................................................8
   2.11     DISSENTERS' RIGHTS....................................................................................8
   2.12     CLOSING OF COMPANY TRANSFER BOOKS.....................................................................9
   2.13     AFFILIATES............................................................................................9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF COMPANIES..........................................................9

   3.1   ORGANIZATION OF THE COMPANY.............................................................................10
   3.2   THE COMPANY'S CAPITAL STRUCTURE.........................................................................10
   3.3   AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS...................................................12
   3.4   FINANCIAL STATEMENTS....................................................................................13
   3.5   NO UNDISCLOSED LIABILITIES..............................................................................13
   3.6   ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................................13
   3.7   TAXES...................................................................................................14
   3.8   PROPERTIES..............................................................................................15
   3.9   INTELLECTUAL PROPERTY...................................................................................15
   3.10     PRECLINICAL TESTING AND CLINICAL TRIALS..............................................................17
   3.11     AGREEMENTS, CONTRACTS AND COMMITMENTS................................................................17
   3.12     LITIGATION...........................................................................................18
   3.13     ENVIRONMENTAL MATTERS................................................................................18
   3.14     EMPLOYEE BENEFIT PLANS...............................................................................18
   3.15     COMPLIANCE WITH LAWS.................................................................................20
   3.16     CERTAIN REGULATORY MATTERS...........................................................................20
   3.17     TAX MATTERS..........................................................................................21
   3.18     REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS...................................................21
   3.19     LABOR MATTERS........................................................................................21
   3.20     INSURANCE............................................................................................22
   3.21     NO EXISTING DISCUSSIONS..............................................................................22
   3.22     OPINION OF FINANCIAL ADVISOR.........................................................................22
   3.23     SECTION 203 OF THE DGCL NOT APPLICABLE...............................................................22
   3.24     NO BROKERS...........................................................................................22
   3.25     STOCKHOLDER RIGHTS...................................................................................22

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OR CURIS..............................................................23

   4.1   ORGANIZATION OF CURIS...................................................................................23
   4.2   CURIS' CAPITAL STRUCTURE................................................................................23
   4.3   AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS...................................................24
   4.4   CONTINUITY OF BUSINESS ENTERPRISE; REORGANIZATION CLASSIFICATION........................................25

ARTICLE V  CONDUCT OF BUSINESS PENDING THE MERGER................................................................25

   5.1   CONDUCT OF BUSINESS BY COMPANY PENDING THE MERGER.......................................................25
   5.2   COOPERATION.............................................................................................28
   5.3   CONFIDENTIALITY.........................................................................................28
   5.4   CURIS CERTIFICATE OF INCORPORATION......................................................................28

ARTICLE VI  SOLICITATION OF OTHER PROPOSALS......................................................................28

   6.1   SOLICITATION OF OTHER PROPOSALS.........................................................................28

ARTICLE VII  ADDITIONAL AGREEMENTS...............................................................................32

   7.1   PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT......................................................32
   7.2   MEETINGS OF STOCKHOLDERS................................................................................33
   7.3   ACCESS TO INFORMATION...................................................................................33
   7.4   ALL REASONABLE EFFORTS; FURTHER ASSURANCES..............................................................34
   7.5   STOCK OPTIONS AND WARRANTS..............................................................................35
   7.6   NOTIFICATION OF CERTAIN MATTERS.........................................................................36
   7.7   LISTING ON THE NASDAQ...................................................................................37
   7.8   PUBLIC ANNOUNCEMENTS....................................................................................37
   7.9   ACCOUNTANT'S LETTERS....................................................................................37
   7.10     INDEMNIFICATION OF DIRECTORS AND OFFICERS............................................................37
   7.11     COVENANTS FOR TAX-FREE STATUS........................................................................38
   7.12     STOCKHOLDER AGREEMENTS...............................................................................38
   7.13     AFFILIATE AGREEMENTS.................................................................................39
   7.14     SEC FILINGS..........................................................................................40
   7.15     MAINTENANCE, PROSECUTION AND FILING OBLIGATIONS......................................................40
   7.16     CERTAIN AGREEMENTS...................................................................................40
   7.17     LOCK-UP AGREEMENTS...................................................................................40
   7.18     CURIS BOARD AUTHORIZATION............................................................................41
   7.19     BEST EFFORTS OBLIGATIONS.............................................................................41

ARTICLE VIII  CONDITIONS OF MERGER...............................................................................41

   8.1   CONDITIONS TO OBLIGATION OF ALL PARTIES TO EFFECT THE MERGER............................................41
   8.2   ADDITIONAL CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER..................................42

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER....................................................................43

   9.1   TERMINATION.............................................................................................43
   9.2   EFFECT OF TERMINATION...................................................................................45
   9.3   FEES AND EXPENSES.......................................................................................45
   9.4   AMENDMENT...............................................................................................48
   9.5   WAIVER..................................................................................................48

ARTICLE X  GENERAL PROVISIONS....................................................................................48

   10.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................................48
   10.2     NOTICES..............................................................................................48
   10.3     CERTAIN DEFINITIONS..................................................................................50
   10.4     INTERPRETATION.......................................................................................51
   10.5     SEVERABILITY.........................................................................................51
   10.6     ENTIRE AGREEMENT.....................................................................................52
   10.7     ASSIGNMENT...........................................................................................52

   10.8     PARTIES IN INTEREST..................................................................................52
   10.9     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE................................................52
   10.10    GOVERNING LAW........................................................................................52
   10.11    COUNTERPARTS.........................................................................................53


EXHIBIT A -    Form of Stockholder Agreement
EXHIBIT B -    Form of Certificate of Merger
EXHIBIT C -    Form of Articles of Merger
EXHIBIT D -    Curis Certificate of Incorporation
EXHIBIT E -    Form of Affiliate Agreement
EXHIBIT F -    Form of Lock-Up Agreement
EXHIBIT G -    Form of Certificate of Amendment to Certificate of Incorporation
EXHIBIT H -    Form of Articles of Amendment to Articles of Incorporation

                                    SCHEDULES

Schedule 1.5        Directors and Officers of the Surviving Company


CREATIVE DISCLOSURE SCHEDULES

     See attached

ONTOGENY DISCLOSURE SCHEDULES

     See attached

REPROGENESIS DISCLOSURE SCHEDULES

     See attached

CURIS DISCLOSURE SCHEDULES

     None

                          AGREEMENT AND PLAN OF MERGER

               This AGREEMENT AND PLAN OF MERGER, is made as of February 14, 2000 (the "Agreement") by and among CREATIVE BIOMOLECULES, INC., a Delaware corporation ("Creative"), ONTOGENY, INC., a Delaware corporation ("Ontogeny"), REPROGENESIS, INC., a Texas corporation ("Reprogenesis") and CURIS, INC. a Delaware corporation ("Curis"). Each of Creative, Ontogeny, Reprogenesis and Curis are sometimes referred to herein individually as a "Party" and collectively as the "Parties". Each of Creative, Ontogeny and Reprogenesis are also sometimes referred to herein individually as a "Company" and collectively as the "Companies".

                                    RECITALS

               WHEREAS, each of the Parties desires to effectuate a corporate reorganization to form a combined company to conduct the businesses of the Companies;

               WHEREAS, Curis has been formed by the Companies for the purpose of effectuating such corporate reorganization;

               WHEREAS, each Company is the owner of 100 shares of common stock, par value $.01 per share, of Curis (the "Curis Common Stock");

               WHEREAS, the Board of Directors of each Party has deemed it advisable and in the best interests of such Party and the stockholders of such Party for such Party to effectuate the corporate reorganization upon the terms and subject to the conditions set forth herein;

               WHEREAS, in furtherance of such corporate reorganization, the Board of Directors of each Company has approved the merger of such Company and each other company with and into Curis (the "Merger"), with Curis being the surviving corporation of the Merger (the "Surviving Company") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Texas Business Corporation Act (the "TBCA") and subject to the conditions set forth herein;

               WHEREAS, the Merger will result in, among other things, the exchange and conversion of all of the issued and outstanding shares of capital stock of the Companies into shares of common stock, par value $0.01 per share, of the Surviving Company ("Surviving Company Common Stock");

               WHEREAS, as a condition to the willingness of, and as an inducement to, the Parties to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of shares of capital stock of the Companies are entering into agreements in the form of EXHIBIT A hereto (a "Stockholder Agreement"), which Stockholder Agreements provide for certain actions relating to the transactions contemplated by this Agreement, including the agreement by such holders to vote such shares in favor of the Merger;

               WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the United States

Internal Revenue Code of 1986, as amended (the "Code") and the United States Treasury Regulations promulgated thereunder; and

               WHEREAS, the Parties desire to make certain representations and warranties and other agreements in connection with the Merger; and

               NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the provisions of the DGCL and the TBCA, each Company shall be merged with and into Curis, the separate corporate existence of each Company shall cease and Curis shall, as the surviving corporation in the Merger, continue its existence under the provisions of the DGCL as the Surviving Company.

     1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VIII of this Agreement, the Parties shall cause the Merger to be consummated by filing (a) the Certificate of Merger substantially in the form of EXHIBIT B attached hereto (the "Certificate of Merger"), along with a certified copy of this Agreement, if required, with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL and
(b) the Articles of Merger substantially in the form of EXHIBIT C attached hereto (the "Articles of Merger") with the Secretary of State of the State of Texas, executed in accordance with the relevant provisions of the TBCA (the date and time of the later of the issuance of the certificate of merger by the Secretary of State of the State of Texas and the filing of the Certificate of Merger, or such later date and time as may be specified in the Certificate of Merger and the Articles of Merger by mutual agreement of the Parties, being the "Effective Time").

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Companies shall vest in the Surviving Company, and all debts, liabilities and duties of the Companies shall become the debts, liabilities and duties of the Surviving Company.

     1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING COMPANY. The Certificate of Incorporation of Curis shall be the Certificate of Incorporation of the Surviving Company until thereafter amended as provided by the DGCL. The By-laws of Curis shall be the By-laws of the Surviving Company until thereafter amended as provided by the DGCL.

     1.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of the Surviving Company shall be those persons set forth on SCHEDULE
1.5 hereto, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company's Certificate of Incorporation and By-laws.

                                   ARTICLE II

               EFFECTS ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

     2.1 EFFECT OF MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties hereto or the holders of the following securities:

     (a) Subject to the other provisions of this Article II, each share of common stock, par value $.01 per share, of Creative (the "Creative Common Stock") issued and outstanding immediately prior to the Effective Time (other than any Creative Common Stock to be canceled pursuant to Section 2.2) shall be converted automatically into the right to receive 0.30 of a fully paid and nonassessable share of Surviving Company Common Stock (the "Creative Exchange Ratio"), together with cash, if any, in lieu of any fraction of a share of Surviving Company Common Stock, pursuant to Section 2.5 (the "Creative Merger Consideration").

     (b) Subject to the other provisions of this Article II, each share of (i) common stock, par value $.01 per share, of Ontogeny (the "Ontogeny Common Stock") issued and outstanding immediately prior to the Effective Time and (ii) each share of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock of Ontogeny, each series with a par value $.01 per share (collectively, the "Ontogeny Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than, in each case, any Ontogeny Common Stock or Ontogeny Preferred Stock to be canceled pursuant to Section 2.2 and any Appraisal Shares (as defined in Section 2.11(a))) shall be converted automatically into the right to receive 0.2564 of a fully paid and nonassessable share of Surviving Company Common Stock (the "Ontogeny Exchange Ratio"), together with cash, if any, in lieu of any fraction of a share of Surviving Company Common Stock, pursuant to Section 2.5 (the "Ontogeny Merger Consideration").

     (c) (i) In addition to such number of shares of Surviving Company Common Stock that each share of Series A preferred stock, par value $.01 per share, of Reprogenesis (the "Reprogenesis Series A Stock") shall be entitled to pursuant to Section 2.1 (c)(ii), each share of Reprogenesis Series A Stock issued and outstanding immediately prior to the Effective Time (other than any Reprogenesis Series A Stock to be canceled pursuant to Section 2.2 and any Dissenting Shares (as defined in Section 2.11(b)) shall be converted automatically into the right to receive the number of fully paid and nonassessable shares of Surviving Company Common Stock equal to the Reprogenesis Series A Consideration divided by 2,702,702, together with cash, if any, in lieu of any fraction of a share of Surviving Company Common Stock, pursuant to Section 2.5. "Reprogenesis Series A Consideration" shall mean the lesser of (A) the number of fully paid and nonassessable shares of Surviving Company Common Stock whose aggregate Trailing Average Market Price equals $6,000,000 and (B) the Reprogenesis Fully Diluted Merger Consideration.

          (ii) Subject to Section 2.1(c)(i), each share of common stock, par value $.01 per share, of Reprogenesis (the "Reprogenesis Common Stock"), each share of Reprogenesis Series A Stock and each share of Series B preferred stock, par value $.01 per share, of Reprogenesis (the "Reprogenesis Series B Stock") issued and outstanding immediately prior to the Effective Time (other than any Reprogenesis Common Stock, Reprogenesis Series A Stock and Reprogenesis Series B Stock to be canceled pursuant to Section 2.2 and any Dissenting Shares (as defined in Section 2.11(b)) shall be converted automatically into the right to receive 0.1956 (the "Reprogenesis Exchange Ratio") multiplied by a fraction, the numerator of which is the Reprogenesis Fully Diluted Merger Consideration less the Reprogenesis Series A Consideration and the denominator of which is the Reprogenesis Fully Diluted Merger Consideration, of a fully paid and nonassessable share of Surviving Company Common Stock, together with cash, if any, in lieu of any fraction of a share of Surviving Company Common Stock, pursuant to Section 2.5. The Creative Exchange Ratio, Ontogeny Exchange Ratio and Reprogenesis Exchange Ratio are sometimes referred to individually herein as an "Exchange Ratio".

          (iii) For the purposes of this Section 2.1(c), (A) "Trailing Average Market Price" shall mean the average of the daily Market Price for each Business Day on the twenty (20) consecutive Business Days the last day of which shall be the fifth Business Day prior to the Effective Time, divided by the Creative Exchange Ratio, (B) "Reprogenesis Fully Diluted Merger Consideration" shall mean the product of the Reprogenesis Exchange Ratio and the aggregate number of shares of Reprogenesis Common Stock, Reprogenesis Series A Stock and Reprogenesis Series B Stock either issued and outstanding or subject to outstanding options or warrants to purchase immediately prior to the Effective Time (other than any Reprogenesis Common Stock, Reprogenesis Series A Stock and Reprogenesis Series B Stock to be canceled pursuant to Section 2.2), (C) "Market Price" at any date shall be deemed to be the last reported sale price of Creative Common Stock, or, in case no such reported sale takes place on such day, the average of the bid and asked prices, in either case as officially reported by the Nasdaq National Market, or, if the Nasdaq National Market is no longer reporting such information, as reasonably determined in good faith by resolution of the Board of Directors of Reprogenesis, and (D) "Reprogenesis Merger Consideration" shall mean the product of the Reprogenesis Exchange Ratio and the number of shares of Reprogenesis Common Stock, Reprogenesis Series A Stock and Reprogenesis Series B Stock issued and outstanding immediately prior to the Effective Time (other than any Reprogenesis Common Stock, Reprogenesis Series A Stock and Reprogenesis Series B Stock to be canceled pursuant to
Section 2.2 and other than any Dissenting Shares). The Reprogenesis Merger Consideration, collectively with the Creative Merger Consideration and the Ontogeny Merger Consideration, are referred to herein as the "Merger Consideration".

     (d) As of the Effective Time, all Company Common Stock and Company Preferred Stock (together, "Company Stock") issued and outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Company Stock shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration and any cash in lieu of fractional shares of Surviving Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.5 hereof, without interest.

     (e) As of the Effective Time, all shares of Curis Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any Curis Common Stock shall cease to have any rights with respect thereto.

     2.2 CANCELLATION OF TREASURY SHARES. Each share of Creative Common Stock held in the treasury of Creative and each share of Creative Common Stock, if any, owned by any wholly-owned subsidiary of Creative or by Curis immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each share of Ontogeny Common Stock and Ontogeny Preferred Stock held in the treasury of Ontogeny and each share of Ontogeny Common Stock and Ontogeny Preferred Stock, if any, owned by any wholly-owned subsidiary of Ontogeny or by Curis immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each share of Reprogenesis Common Stock and Reprogenesis Preferred Stock held in the treasury of Reprogenesis and each share of Reprogenesis Common Stock and Reprogenesis Preferred Stock, if any, owned by any wholly-owned subsidiary of Reprogenesis or by Curis immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     2.3  STOCK OPTIONS AND WARRANTS.

     (a) At the Effective Time, each outstanding Company Stock Option under the Company Stock Plans, whether vested or unvested, shall, in accordance with the terms of such Company Stock Option and such Company Stock Plan, by virtue of the Merger and without any action on the part of the holder thereof, become and represent an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Surviving Company Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, as further set forth in Section 7.5.

     (b) At the Effective Time, each outstanding Company Warrant (other than any Company Warrant that by its terms otherwise expires by virtue of the Merger) shall, in accordance with the terms of such Company Warrant, by virtue of the Merger and without any action on the part of the holder thereof, become and represent a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, the same number of shares of Surviving Company Common Stock as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger (including with respect to the treatment of fractional shares) had such holder exercised such Company Warrant in full immediately prior to the Effective Time, as further set forth in Section 7.5

     2.4 ADJUSTMENTS TO EXCHANGE RATIOS. Without limiting any other provision of this Agreement, the applicable Exchange Ratio or Exchange Ratios shall be correspondingly adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Stock), reorganization, recapitalization, reclassification, conversion, consolidation, contribution or exchange of shares or other like change with respect to Curis Common Stock or Company Stock occurring after the date hereof and prior to the Effective Time.

     2.5 FRACTIONAL SHARES. No fraction of a share of Surviving Company Common Stock will be issued hereunder, but in lieu thereof each holder of Company Stock who would otherwise be entitled to a fraction of a share of Surviving Company Common Stock (after aggregating all fractional shares of Surviving Company Common Stock to be received by such holder) shall receive from the Surviving Company an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the Market Value (as defined below) of the Surviving Company Common Stock. The "Market Value" of the Surviving Company Common Stock means the closing price per share of Surviving Company Common Stock (rounded to the nearest cent) on the NASDAQ National Market (as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source selected by the Surviving Company) on the first day of trading of shares of Surviving Company Common Stock.

     2.6  SURRENDER OF CERTIFICATES.

     (a) EXCHANGE AGENT. Prior to the Effective Time, Curis shall designate one or more Persons to act as Exchange Agent hereunder.

     (b) SURVIVING COMPANY TO PROVIDE COMMON STOCK. Promptly after the Effective Time, the Surviving Company shall make available to the Exchange Agent for exchange in accordance with this Article II, through such reasonable procedures as the Surviving Company may adopt, the shares of Surviving Company Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Company Stock, together with an estimated amount of cash to be paid pursuant to
Section 2.5 in lieu of fractional shares.

     (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Company shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Stock whose shares were converted into the right to receive shares of Surviving Company Common Stock pursuant to
Section 2.1, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Company may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Surviving Company Common Stock and cash in lieu of the fraction of a share of Surviving Company Common Stock, if any, pursuant to Section 2.5 hereof. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate representing the number of whole shares of Surviving Company Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.5, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Company Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of Surviving Company Common Stock into which such Company

Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.5. Any portion of the shares of Surviving Company Common Stock deposited with the Exchange Agent pursuant to this Section 2.6(c) which remains undistributed to the holders of the Certificates representing Company Common Shares for six (6) months after the Effective Time shall be delivered to Surviving Company, upon demand, and any holders of Company Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company for Surviving Company Common Stock, any cash in lieu of fractional shares of Surviving Company Common Stock and any dividends or distributions with respect to Surviving Company Common Stock to which such holders may be entitled.

     (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Surviving Company Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Surviving Company Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable escheat law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Surviving Company Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Surviving Company Common Stock.

     (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Surviving Company Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Surviving Company, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of Surviving Company Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Surviving Company or any agent designated by it that such tax has been paid or is not payable.

     (f) NO LIABILITY. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent or Surviving Company shall be liable to a holder of Company Stock for any Surviving Company Common Stock or any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) WITHHOLDING OF TAX. The Surviving Company and the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Stock such amounts as the Surviving Company (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign Tax law (as defined below). To the extent that amounts are so withheld by the Surviving Company or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Company Stock in respect of whom such deduction and withholding were made by Surviving Company.

     2.7 NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. All shares of Surviving Company Common Stock issued upon the surrender for exchange of Company Stock in accordance with the terms of this Article II (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Stock under this Article II, and there shall be no further registration of transfers on the records of the Surviving Company of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article II.

     2.8 CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article IX, and subject to the provisions of Article VIII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in
Article VIII shall have been satisfied (or waived in accordance with Section 9.5, to the extent the same may be waived), unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, unless another place is agreed to in writing by the parties.

     2.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Surviving Company Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 2.5; PROVIDED that the Surviving Company may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.10 TAX CONSEQUENCES. For federal income tax purposes, the Parties intend that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. The parties shall not take a position on any Tax Return (as defined below) inconsistent with this Section 2.10.

     2.11 DISSENTERS' RIGHTS.

     (a) Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of capital stock of Ontogeny that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into Merger Consideration as provided in
Section 2.1, but rather the holders of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with
Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the applicable Merger Consideration as provided in Section
2.1. Ontogeny shall give prompt notice to Curis of any demands received by Ontogeny for appraisal of any shares of capital stock of Ontogeny, and Curis shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Ontogeny shall not, without the prior written consent of Curis, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

     (b) Notwithstanding anything in this Agreement to the contrary, shares ("Dissenting Shares") of capital stock of Reprogenesis that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to make and properly makes demand for payment of the fair value of such Dissenting Shares pursuant to, and who complies in all respects with, Article
5.12 of the TBCA ("Article 5.12") shall not be converted into Merger Consideration as provided in Section 2.1, but rather the holders of Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with Article 5.12; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose his right to payment of the fair value under Article 5.12, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the applicable Merger Consideration as provided in Section 2.1. Reprogenesis shall give prompt notice to Curis of any demands received by Reprogenesis for the payment of the fair value of any shares of capital stock of Reprogenesis, and Curis shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Reprogenesis shall not, without the prior written consent of Curis, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

     2.12 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of each Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Stock are presented to the Surviving Company, they shall be canceled and presented to the Exchange Agent in accordance with Section 2.6.

     2.13 AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Person who is a director or executive officer of a Company or a holder of shares of 10% or more of such Company's Voting Stock, shall not be exchanged until the Surviving Company has received an Affiliate Agreement from such Person.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF COMPANIES

     Each Company hereby represents and warrants to each other Company that the statements contained in this Article III are true and correct with respect to it, except as set forth herein or in the disclosure schedule attached by such Company to this Agreement (for each respective Company, the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section shall qualify other sections in this Article III only the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. For the purposes of this Article III, all references to a Company shall include such Company and its Subsidiaries, and all representations and warranties about a Company shall be construed as representations and warranties about each of its Subsidiaries as well, unless the context requires otherwise (including, by way of example, Section 3.7(c) hereof).

     3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization. The Company has all requisite corporate power to own, lease and operate its properties and assets and to carry on the business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company, or to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement (a "Company Material Adverse Effect"); provided, however, that for purposes of this Agreement, any adverse change in the stock price of a Company whose stock is publicly traded (each, a "Public Company") in and of itself, as quoted on the Nasdaq National Market, shall not be taken into account in determining whether there has been or would be a "Company Material Adverse Effect" on or with respect to the Company.

     3.2  THE COMPANY'S CAPITAL STRUCTURE.

     (a) The authorized capital stock of the Company is as set forth in the Company Disclosure Schedule. As of February 10, 2000, the number of shares of common stock of the Company ("Company Common Stock") and preferred stock of the Company ("Company Preferred Stock") issued and outstanding or held in the treasury of the Company are as set forth on the Company Disclosure Schedule, and all of such shares are validly issued, fully-paid and non-assessable. The Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement, and the plans under which such options were granted (collectively, the "Company Stock Plans") and sets forth a complete and accurate list of all holders of options outstanding as of the date of this Agreement to purchase shares of Company Common Stock (such outstanding options, the "Company Stock Options") under the Company Stock Plans, indicating the number of shares of Company Common Stock subject to each Company Stock Option, and the exercise price, the date of grant and the expiration date thereof. The Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to warrants or other outstanding rights to purchase shares of Company Common Stock outstanding as of the date of this Agreement (such outstanding warrants or other rights, the "Company Warrants") and the agreement or other document under which such Company Warrants were granted and sets forth a complete and accurate list of all holders of Company Warrants indicating the number and type of shares of Company Common Stock subject to each Company Warrant, and the exercise price, the date of grant and the expiration date thereof. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified above are, duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the TBCA, the Company's Certificate or Articles of Incorporation or By-laws or any agreement to which the Company is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any other capital stock of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

     (b) Except for the Company Stock Plans, the Company Warrants and shares of capital stock and other securities of the Company issuable pursuant to the foregoing, (i) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity interests in the Company or obligating the Company to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best Knowledge of the Company, other than the Stockholder Agreements, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of or other equity interests in the Company.

     (c) There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote.

     (d) The Company Disclosure Schedule sets forth all Subsidiaries of the Company and the authorized capital stock or other equity interests of such Subsidiaries. The Company owns all of the outstanding capital stock or other equity interests of such Subsidiaries. As of the date of this Agreement, the number of shares of common stock and preferred stock, or amount of other equity interests, of any such Subsidiary issued and outstanding or held in such Subsidiary's treasury are as set forth on the Company Disclosure Schedule, and all of such shares or other equity interests are duly authorized, validly issued, fully-paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the TBCA (or other law governing such Subsidiary's organization), the Certificate or Articles of Incorporation or By-laws (or other organizational documents) of such Subsidiary or any agreement to which such Subsidiary is a party or is otherwise bound. There are no obligations, contingent or otherwise, of such Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which any such Subsidiary is a party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock of or other equity interests in such Subsidiary.

     (e) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each such Subsidiary has all requisite power (corporate and otherwise) to own, lease and operate its properties and assets and to carry on the business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect. Each Subsidiary of the Company is inactive, has not conducted any business in the last five years, and has not owned, leased or operated any properties or assets in the last five years.

     3.3  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all the necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders under the DGCL or the TBCA. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate or Articles of Incorporation or By-laws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or by which it or any of its properties or assets may be bound or (iv) constitute a change in control or comparable event under any of the terms, conditions or provisions of any note, bond mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, which change of control or comparable event will give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit, except in the case of (ii), (iii) and (iv) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

     (c) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the issuance of a certificate of merger by the Secretary of State of the State of Texas, (iv) the filing of the Joint Proxy Statement (as defined in Section 3.18 below) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (v) such, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (vi) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. The stockholder vote required for the approval of this Agreement and the Merger by each Company is set forth in the Company Disclosure Schedule.

     3.4  FINANCIAL STATEMENTS.

     (a) Each Company has provided or made available to each other Company (i) its audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows as of and for each of the last three fiscal years, and (ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the twelve months ended as of December 31, 1999 (the "Company Financial Statements").

     (b) Each Company Financial Statement (including, in each case, any related notes and schedules) (i) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC or, with respect to Ontogeny and Reprogenesis, the absence of notes thereto) and (iii) fairly presented or will fairly present the consolidated financial position of the Company as of the dates and the consolidated results of its operations and cash flows for the period indicated, consistent with the books and records of the Company, except that the unaudited financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of the Company as of December 31, 1999 is referred to herein as the "Company Balance Sheet."

     3.5 NO UNDISCLOSED LIABILITIES. Except for normal or recurring liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices, the Company does not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect.

     3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Balance Sheet, the Company has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, change or development in the financial condition, results of operations, business, properties or prospects of the Company, that individually or in the aggregate has had, or is reasonably likely to have, a Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company having a Company Material Adverse Effect; (iii) any material change by the Company in its accounting methods not required pursuant to generally accepted accounting principles or practices to which both the other Companies have not previously consented in writing; (iv) any revaluation by the Company of any of its assets having a Company Material Adverse Effect; or (v) any other action or event that would have required the consent of the other Companies pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

     3.7  TAXES.

     (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b)  The Company has:

          (i) (y) as of the date of this Agreement, filed all federal, state, local and foreign tax returns and reports required to be filed by it prior to such date (taking into account extensions) and (z) as of the Closing Date, filed all federal, state, local and foreign tax returns and reports required to be filed by it prior to such date (taking into account extensions), and in each case all such returns ("Tax Returns") were complete and accurate in all respects;

          (ii) (y) as of the date of this Agreement, paid or accrued all Taxes due and payable as of such date and (z) as of the Closing Date, paid or accrued all Taxes due and payable as of such date, in each case whether or not so reflected on such returns or reports; and

          (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings);

     except in the case of clause (i), (ii) or (iii) for any such filings, inaccuracies, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Unpaid Taxes for periods prior to the date hereof do not materially exceed accruals and reserves for Taxes (exclusive of any accruals and reserves for Taxes established to reflect timing difference between book and Tax income) as set forth on the Company Balance Sheet. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the Knowledge of the chief executive officer or the principal accounting officer of the Company, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. The Company has withheld or collected and paid over to the appropriate Governmental Authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. There are no Liens for Taxes upon the assets of the Company (other than Liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for Liens which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

     (c) None of the Company and its Subsidiaries has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company). None of the Company and its Subsidiaries has any actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign law), or as a transferee or successor, by contract or otherwise.

     (d)  The Company is not a "consenting corporation" within the meaning of
Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code.

     (e) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     (f) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Section 280G of the Code.

     3.8 PROPERTIES. The Company Disclosure Schedule sets forth a true and complete list of all real property leased by the Company (collectively, "Lease(s)") and the location of the premises. The Company is not in default under any of such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. The Company does not own and has never owned any real property.

     3.9  INTELLECTUAL PROPERTY.

     (a) The Company Disclosure Schedule sets forth a true and complete list of each of the following items: (1) all patents and applications therefor, including any patent term extensions or supplementary protection certificates, registrations of trademarks (including service marks) and applications therefor, domain names and registrations of copyrights and applications therefor that are owned by the Company or that are licensed or sublicensed to the Company, indicating in each case the nature of ownership thereof or license or sublicense thereto, (2) all licenses, agreements and contracts relating to Intellectual Property Rights (as defined below) pursuant to which the Company is entitled to use any Intellectual Property Rights owned by any third party (the "Third Party Licenses"), other than commercially available mass marketed shrink-wrap software and commercially available research reagents, and (3) all agreements under which the Company has granted any third party the right to use any Intellectual Property Rights.

     (b) To the Company's Knowledge, the Company owns, or is licensed, sublicensed or otherwise possesses legally enforceable rights to use, pursuant to the licenses, agreements and contracts listed in Section 3.9(a)(2) of the Company Disclosure Schedule, all Intellectual Property Rights that are used or necessary to conduct the business of the Company as currently conducted and that are material, individually or in the aggregate, to the Company, including without limitation all Intellectual Property Rights used or necessary to conduct its ongoing and presently planned clinical programs (each of which (the "Ongoing Clinical Programs") is deemed to be material to the Company) and all Intellectual Property Rights that are now used or planned to be used or are necessary to make, use or sell its planned products (as disclosed to each other Company) after those products are approved for marketing and sale by the appropriate health regulatory authorities (the "Company Intellectual Property Rights"). For purposes hereof, "Intellectual Property Rights" means all patents, including patent term extensions and supplementary protection certificates, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material.

     (c) The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Company Intellectual Property Rights, including any Third Party License.

     (d) All patents, including all patent term extensions and supplementary protection certificates, registered trademarks, service marks and copyrights under which the Company holds any rights and which are material to the business of the Company are, to the Company's Knowledge, valid and subsisting, and all applications for such patents, trademarks, service marks and copyrights are subsisting and were filed in good faith. The Company has taken reasonable measures to protect the proprietary nature of the Company Intellectual Property Rights that are material to the business of the Company and to maintain in confidence all trade secrets and confidential information owned or used by the Company and that are material to the business of the Company. To the Knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property Rights.

     (e) To the Knowledge of the Company, none of the activities or business previously or currently conducted by the Company, its licensees or assignees of royalty-bearing Intellectual Property Rights ("IP Assignees") or planned to be conducted (as disclosed to each other Company) by the Company, its licensees or IP Assignees (including the manufacture, use and sale of the future products which are the subject of Ongoing Clinical Programs for any clinical indications) which is material to the business of the Company infringes, violates or constitutes a misappropriation of, any Intellectual Property Rights of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, present or future.

     (f) The Company is not a party to any agreement under which, following the Closing, a third party would be entitled to receive a license or any other right in or to Intellectual Property Rights currently held by either of the other Companies or any of such other Companies' Affiliates or which, following the Closing, would restrict or limit the business or operations currently conducted by either of the other Companies or any of their Affiliates.

     3.10 PRECLINICAL TESTING AND CLINICAL TRIALS. The human clinical trials, animal studies and other preclinical tests conducted by the Company or in which the Company has participated, and such studies and tests conducted on behalf of the Company, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, informed consents, procedures and controls generally used by qualified experts in the preclinical or clinical study of products comparable to those being developed by the Company. Neither the Company, nor any agent or representative of the Company nor, to the Knowledge of the Company, any of its licensees and IP Assignees, has received any notices or correspondence from the Food and Drug Administration ("FDA") or any other Governmental Authority requiring the termination, suspension or modification (other than such modifications as are normal in the regulatory process) of any animal studies, preclinical tests or clinical trials conducted by or on behalf of the Company or, to the Knowledge of the Company, such licensees and IP Assignees, or in which the Company or, to the Knowledge of the Company, such licensees and IP Assignees, have participated. To the Company's Knowledge, no clinical investigator acting for the Company has been or is now, or is threatened to become, the subject of any disbarment or disqualification proceedings by any regulatory agency.

     3.11 AGREEMENTS, CONTRACTS AND COMMITMENTS.

     (a) There are no contracts or agreements that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to the Company ("Company Material Contracts") other than as set forth in the Company Disclosure Schedule. No Company Material Contract has expired by its terms or has been terminated in accordance with its terms (nor has the Company received notice of any such termination) and each Company Material Contract is in full force and effect. The Company is not in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any lease, permit, concession, franchise, license or other contract or agreement to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not resulted in and are not reasonably likely to result in a Company Material Adverse Effect.

     (b) The Company Disclosure Schedule sets forth a complete list of each contract or agreement to which the Company is a party or bound (i) with any Affiliate of the Company, other than any agreements (A) which are or have been fully performed and under which the Company has no continuing right, liability or obligation, (B) that are otherwise disclosed on the Company Disclosure Schedule and marked with a footnote indicating that it is a contract or agreement with an Affiliate of the Company or (C) Stockholder Agreements, or
(ii) that includes any non-competition or similar provision imposing any restrictions or undertakings on the Company. To the Company's Knowledge, none of the contracts or agreements referred to in the foregoing clause (ii) would preclude the Company or the Surviving Company from engaging in any of its current activities or any of the Company's or the Surviving Company's planned activities. Copies of all the agreements, contracts and arrangements set forth in the Company Disclosure Schedule have heretofore been made available to the Companies and such copies are accurate and complete.

     3.12 LITIGATION. There is no Litigation against the Company pending or as to which the Company has received any written notice of assertion.

     3.13 ENVIRONMENTAL MATTERS.

     (a) Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) the Company has complied with all applicable Environmental Laws (as defined in Section 3.13(b)); (ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.13(c));
(iii) the properties formerly owned or operated by the Company were not contaminated with Hazardous Substances during the period of ownership or operation by the Company; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on the property of any third party; (v) the Company has not released any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of, liable under or have obligations under any Environmental Law; (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Authority or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and
(viii) there are no circumstances or conditions involving the Company that could reasonably be expected to result in any claims, liability, obligations, investigations, costs or restrictions on the ownership, use or transfer of any property of the Company pursuant to any Environmental Law.

     (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     (c) As used herein, the term "Hazardous Substance" means any substance that is: (i) listed, classified, regulated or which falls within the definition of a "hazardous substance" or "hazardous material" pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.

     3.14 EMPLOYEE BENEFIT PLANS.

     (a) The Company has listed in Section 3.14 of the Company Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any trade or business (whether or not incorporated) which is or was ever a member of a controlled group of corporations or which is or was ever under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code (together, the "Company Employee Plans").

     (b) With respect to each Company Employee Plan, the Company has furnished to each of the other Companies a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Employee Plan,
(iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan and (iv) the most recent reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.

     (c) With respect to the Company Employee Plans, no event has occurred, and to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect under ERISA, the Code or any other applicable law. The transactions contemplated herein shall not constitute a prohibited transaction (as defined in Section 4975 of the Code) or in any way reasonably be expected to subject the Company to any liability that in the aggregate would have a Company Material Adverse Effect.

     (d) With respect to the Company Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company, which obligations are reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

     (e) Neither the Company nor any ERISA Affiliate has (i) ever maintained a Company Employee Benefit Plan which was ever subject to Title IV of ERISA or
Section 412 of the Code or (ii) ever been obligated to contribute to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

     (f) Except as provided for in this Agreement, the Company is not a party to any oral or written (i) agreement with any officer or other key employee of the Company, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (ii) agreement with any employee of the Company providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $50,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (g) Each Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has furnished or made available to each other Company a copy of the most recent IRS determination or opinion with respect to each such Company Employee Plan and nothing has occurred since the inception of each such Company Employee Plan which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Code.

     (h) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

     3.15 COMPLIANCE WITH LAWS. The Company has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

     3.16 CERTAIN REGULATORY MATTERS.

     (a) Section 3.16 of the Company Disclosure Schedule sets forth a complete and accurate list of any written communications between the Company, on the one hand, and the FDA or any other Governmental Authority on the other hand that describe matters that could have a material adverse effect on the Company's currently projected sales or revenues attributable to any contemplated compound, product or product line of the Company. The Company has made available to both of the other Companies copies of all such documents, as well as copies of all complaints and other information required to be maintained by the Company pursuant to the United States Federal Food, Drug and Cosmetic Act and Comprehensive Drug Abuse Prevention and Control Act of 1970 and the corresponding laws of jurisdictions other than the United States.

     (b) The Company has filed with the FDA and all applicable state and local regulatory bodies for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of the Company as currently conducted, the absence of which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company is, and at all relevant times has been, in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations. To the Company's Knowledge, any third party which is a manufacturer for the Company is, and at all relevant times has been, in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations insofar as the same pertain to the manufacture of products for the Company. The Company is, and at all relevant times has been, in compliance in all material respect with all material FDA, state and local rules, regulations, guidelines and policies, including, but not limited to, material FDA, state and local rules, regulations and policies relating to good manufacturing practice ("GMP") and good laboratory practice ("GLP"); and the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation.

     3.17 TAX MATTERS. To its Knowledge, after consulting with its independent auditors, neither the Company nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

     3.18 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information to be supplied by the Company for inclusion in the registration statement on Form S-4 pursuant to which shares of Surviving Company Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Company for inclusion in the joint proxy statement/prospectus (the "Joint Proxy Statement") to be sent to the stockholders of the Companies in connection with the meetings of the Companies' stockholders to consider this Agreement and the Merger (the "Company Meetings") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of the Companies, at the time of the Company Meetings, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company shall promptly inform the other Companies.

     3.19 LABOR MATTERS. The Company is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. The Company is not the subject of any proceeding asserting that the Company has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization or that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, nor is there pending or, to the Knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

     3.20 INSURANCE. All fire and casualty, general liability, business interruption, product liability, clinical trial and sprinkler and water damage insurance policies maintained by the Company are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Schedule sets forth the insurance coverages maintained by the Company and a history of any claims paid.

     3.21 NO EXISTING DISCUSSIONS. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.1).

     3.22 OPINION OF FINANCIAL ADVISOR. The financial advisor of each of Creative and Ontogeny has delivered to such Company an opinion dated the date of this Agreement to the effect, as of such date, that the applicable Exchange Ratio is fair to the holders such Company's capital stock from a financial point of view, and such Company has furnished a copy of such opinion to the other Companies.

     3.23 SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of each of Creative and Ontogeny has taken all actions, if any, necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stockholder Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the Stockholder Agreements.

     3.24 NO BROKERS. Except with respect to Chase H&Q (in the case of Creative), Pacific Growth Equities, Inc. (in the case of Reprogenesis) and SG Cowen Securities Corporation (in the case of Ontogeny), the Company has no contract, arrangement or understanding with any broker, finder, agent, financial advisor or other intermediary with respect to the transactions contemplated by this Agreement. Each Company has provided to each other Company a copy of such Company's financial advisor contract.

     3.25 STOCKHOLDER RIGHTS.

     (a) Other than as set forth in Section 3.2 of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements, obligations or undertakings of any kind (contingent or otherwise) to which the Company is a party or by which it is bound that will obligate or require the Surviving Company after the Merger to
(i) issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting securities of the Surviving Company, (ii) issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking or (iii) repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Surviving Company.

     (b) Other than as set forth in Section 3.2 of the Company Disclosure Schedule, there are no agreements, arrangements, obligations or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled (A) to cause the Surviving Company to file a registration statement under the Securities Act or which will otherwise relate to the registration of any securities of the Surviving Company or (B) to preemptive rights or similar contractual rights or arrangements with respect to the issuance or sale of capital stock of the Surviving Company or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock.

     (c) Other than the Stockholder Agreements, the Affiliate Agreements and the Lock-up Agreements there are no voting trusts, proxies or other agreements, arrangements, obligations or commitments of any character (contingent or otherwise) to which the Company is a party or, to the Knowledge of the Company, by which any of its stockholders is bound that, after the Merger, will (i) relate to the voting of any shares of capital stock of the Surviving Company or
(ii) impose restrictions on or otherwise encumber the transfer of the capital stock of the Surviving Company.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CURIS

     Curis hereby represents and warrants to each Company that the statements contained in this Article IV are true and correct with respect to it, except as set forth herein or in the disclosure schedule attached by Curis to this Agreement (the "Curis Disclosure Schedule"). The Curis Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall qualify other sections in this Article IV only the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

     4.1 ORGANIZATION OF CURIS. Curis is a corporation duly organized, validly existing and good standing under the laws of the State of Delaware. The Certificate of Incorporation of Curis as in effect on the date of this Agreement is attached as Exhibit D hereto (the "Curis Certificate of Incorporation"). Curis has all requisite corporate power to own, lease and operate its properties and assets and to carry on the business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of Curis or to have a material adverse effect on the ability of Curis to consummate the transactions contemplated by this Agreement (a "Curis Material Adverse Effect"). Curis does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

     4.2  CURIS' CAPITAL STRUCTURE.

     (a) The authorized capital stock of Curis consists of one hundred twenty-five million shares of Curis Common Stock and twenty million shares, par value $.01 per share, of undesignated preferred stock of Curis ("Curis Preferred Stock"). As of the date of this Agreement, there are 300 shares of Curis Common Stock issued and outstanding, 100 shares of which are each owned by Creative, Ontogeny and Reprogenesis, and no shares of which are held in the treasury of Curis. There are no shares of Curis Preferred Stock issued and outstanding or held in the treasury of Curis. All of such shares of Curis Common Stock are duly authorized, validly issued, fully-paid and non-assessable, were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under the DGCL, Curis's Certificate of Incorporation or By-laws or any agreement to which Curis is a party or is otherwise bound.

     (b) There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Curis is a party or by which it is bound obligating Curis to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock of or other equity interests in Curis. To the Knowledge of Curis, other than as provided in this Agreement, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of or other equity interests in Curis.

     (c) Curis does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     4.3  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) Curis has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Curis have been duly authorized by all the necessary corporate action on the part of Curis, subject only to the approval of the Merger by Curis' stockholders under the DGCL. This Agreement has been duly executed and delivered by Curis and constitutes the valid and binding obligation of Curis, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (b) The execution and delivery of this Agreement by Curis does not, and the consummation of the transactions contemplated by this Agreement will not,
(i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of Curis, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, or constitute a change in control under, any of the terms, conditions or provisions of any note, bond mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Curis is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Curis or by which it or any of its properties or assets may be bound, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Curis Material Adverse Effect.

     (c) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Curis in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the HSR Act,
(ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the issuance of a certificate of merger by the Secretary of State of the State of Texas, (iv) the filing of the Registration Statement with the SEC and the effectiveness thereof, (v) the registration of the Surviving Company Common Stock under the Exchange Act, (vi) such, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (vii) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a Curis Material Adverse Effect.

     4.4 CONTINUITY OF BUSINESS ENTERPRISE; REORGANIZATION CLASSIFICATION. Curis hereby represents and warrants to each Company and to the stockholders of each Company (which representation and warranty shall survive the Closing) that the Merger will satisfy the continuity of business enterprise test of Treasury Regulation Section 1.368-1(d).

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     5.1 CONDUCT OF BUSINESS BY COMPANY PENDING THE MERGER. Each Company covenants and agrees with the other Parties that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless each other Party shall otherwise agree in writing, such Company shall conduct and shall cause the businesses of each of its Subsidiaries to be conducted only in, and such Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. Each Company shall use its commercially reasonable best efforts to preserve intact the business organization and assets of such Company and each of its Subsidiaries, and to operate, and cause each of its Subsidiaries to operate, according to plans and budgets provided to each other Party, to keep available the services of the present officers, employees and consultants of such Company and each of its Subsidiaries and, except as set forth in Section
5.1 of the Company Disclosure Schedule, to maintain in effect Company Material Contracts and to preserve the present relationships of the Company and each of its Subsidiaries with licensors, licensees, sponsors, customers, suppliers, consultants and other Persons with which the Company or any of its Subsidiaries has business relations. By way of amplification and not limitation, except as expressly permitted by this Agreement or except as set forth in the Company Disclosure Schedule, neither the Companies nor any of their respective Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of each other Party:

     (a) amend or otherwise change the Certificate or Articles of Incorporation or By-laws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of Company or any of its Subsidiaries;

     (b) issue, sell, transfer, pledge, dispose of or encumber, or authorize the issuance, sale, transfer, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company or any of its Subsidiaries (except for the issuance of Company Common Stock upon the exercise of Company Options or Company Warrants outstanding on the date hereof or upon the conversion of any convertible securities outstanding on the date hereof); or sell, transfer, pledge, dispose of or encumber, or authorize the sale, transfer, pledge, disposition or encumbrance, of any assets of the Company or any of its Subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice) or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or interest in or securities of any Subsidiary;

     (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly owned Subsidiary of any Company may declare and pay a dividend to its parent); split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or propose to do any of the foregoing;

     (d) sell, transfer, lease, out-license, out-sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Intellectual Property Rights, or amend or modify in any material way any existing agreements with respect to any Intellectual Property Rights, except for (i) non-exclusive licenses granted pursuant to material transfer agreements entered into in the ordinary course of business consistent with past practice and (ii) non-exclusive research licenses granted as part of a research agreement that is otherwise permitted under this Agreement;

     (e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business consistent with past practice and as otherwise permitted under any loan or credit agreement to which the Company is a party; authorize any capital expenditures which are, in the aggregate, in excess of $100,000 for the Company and its Subsidiaries taken as a whole; or enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(e);

     (f) hire any employee or consultant; terminate any employee or consultant, except in the ordinary course of business consistent with past practice; increase the compensation (including, without limitation, bonus) payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business consistent with past practices, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

     (g) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by statutory accounting principles or GAAP;

     (h) create, incur, suffer to exist or assume any Lien on any of their material assets other than Liens outstanding on the date hereof;

     (i) other than in the ordinary course of business consistent with past practice, (i) enter into any Company Material Contract, (ii) modify, amend or transfer in any material respect or terminate any Company Material Contract or waive, release or assign any material rights or claims thereto or thereunder or
(iii) enter into or extend any lease with respect to real property with any third party;

     (j) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability or agree to an extension of a statute of limitations;

     (k) settle any material Litigation or waive, assign or release any material rights or claims except, in the case of Litigation, any Litigation which settlement would not (i) impose either material restrictions on the conduct of the Company's business or any of its Subsidiaries or (ii) for any individual Litigation item settled, exceed $50,000 in cost or value to the Company or any of its Subsidiaries;

     (l) pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $100,000 in any instance or series of related instances or $250,000 in the aggregate or in accordance with their terms as in effect as of the date hereof;

     (m) engage in any transaction, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any Affiliate, other than those contemplated pursuant to the terms of this Agreement and those existing as of the date hereof which are listed in the Company Disclosure Schedule;

     (n) fail to renew or maintain in full force and effect all insurance policies, as the case may be, currently in effect or fail to pay any insurance premiums thereon; and

     (o) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into any agreement, contract commitment or arrangement to do any of the foregoing.

     5.2 COOPERATION. Subject to compliance with applicable law, from the date hereof until the Effective Time, each Company shall, and shall cause each of their respective Subsidiaries to, make its officers available to confer on a regular and frequent basis with one or more representatives of the other Parties at reasonable times and upon reasonable advance notice to report on the general status of ongoing operations and shall promptly provide the other Parties or their counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

     5.3 CONFIDENTIALITY. The parties acknowledge that each of (i) the Non-Disclosure Agreement dated June 11, 1998 between Creative and Ontogeny (as amended, the "CO Agreement"), (ii) the Non-Disclosure Agreement between Creative and Reprogenesis (as amended, the "CR Agreement") (iii) the Non-Disclosure Agreement between Ontogeny and Reprogenesis (the "OR Agreement") and (iv) the Agreement Regarding Disclosure of Confidential Documents and Information dated January 10, 2000 by and among the Companies (the "IP NDA" and, collectively with the CO Agreement, the CR Agreement and the OR Agreement, the "Confidentiality Agreements"), shall continue in full force and effect in accordance with its terms.

     5.4 CURIS CERTIFICATE OF INCORPORATION. Curis covenants and agrees with the other Parties that, between the date hereof and the Effective Time, Curis shall not amend or modify the Curis Certificate of Incorporation without the prior written consent of each Company.

                                   ARTICLE VI

                         SOLICITATION OF OTHER PROPOSALS

     6.1  SOLICITATION OF OTHER PROPOSALS.

     (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, no Company shall, nor shall any Company permit any of their respective Subsidiaries or any of their respective officers, directors, employees, investment bankers, attorneys or other representatives, advisors or agents (collectively, the "Representatives") to, and each Company shall use its best efforts to cause each of its respective non-officer and non-director Affiliates not to, directly or indirectly, (i) solicit, facilitate, initiate or encourage, or take any action to solicit, facilitate, initiate or encourage, the making of any proposal or offer that constitutes an Acquisition Proposal or the making of any inquiries concerning an Acquisition Proposal or (ii) participate or engage in discussions or negotiations with, or provide any information to, any Person concerning an Acquisition Proposal or which might reasonably be expected to lead to an Acquisition Proposal; PROVIDED that, if such Company has not breached this
Section 6.1(a), nothing contained in this Agreement shall prevent such Company or its Board of Directors, prior to the vote of the stockholders of such Company for approval of this Agreement and the Merger, from furnishing non-public information to, or entering into discussions or negotiations with, any Person (other than another Company) in response to an unsolicited bona fide written Acquisition Proposal by such Person if and only to the extent that (A) the Board of Directors of such Company believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if so consummated, result in a Superior Proposal (as defined below), (B) such Company's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, (C) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, such Board of Directors receives from such Person an executed confidentiality agreement with terms no more favorable to such Person than those contained in the Confidentiality Agreements and (D) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, such Company has complied with the provisions of Section 6.1(c). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.1(a) by any Representative of a Company or its Subsidiaries or any non-officer and non-director Affiliate of such Company, whether or not acting on behalf of such Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 6.1(a) by such Company.

     For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer after the date of this Agreement from any Person relating to:

               (1) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving a Company or any of its Subsidiaries or the issuance or acquisition of shares of capital stock or other equity securities of a Company or any of its Subsidiaries (excluding the issuance of Company Common Stock upon the exercise of Company Options or Company Warrants outstanding on the date hereof or upon the conversion of any convertible securities outstanding on the date hereof) or any tender or exchange offer that if consummated would result in any Person, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity securities of a Company or any of its Subsidiaries; provided, however, that if any pharmaceutical or biopharmaceutical company engaged in discussions with a Company regarding the licensing of Intellectual Property Rights makes, in connection with and relating to such discussions, an unsolicited inquiry, proposal or offer regarding the acquisition of shares of capital stock representing 5% or less of the outstanding capital stock of such Company, such an inquiry, proposal or offer shall not constitute an Acquisition Proposal if, and only if, such inquiry, proposal or offer is disclosed in reasonable detail in writing to the other Companies within three (3) Business Days and the Chief Executive Officers of such other Companies agree that such inquiry, proposal or offer does not constitute an Acquisition Proposal, with written confirmation to follow within three (3) Business Days of such agreement; or

               (2) other than as set forth in Section 6.1 of the Company Disclosure Schedule or as permitted pursuant to Section 5.1(d), the sale, lease, exchange, license (whether exclusive or not), or any other disposition of any significant portion of a material Intellectual Property Right, or any significant portion of the business or other assets of a Company or any its Subsidiaries, or any other transaction, the consummation of which sale, lease, exchange, license, disposition or transaction could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby or which would reasonably be expected to diminish significantly the benefits to each other Company and Curis of the transactions contemplated hereby; provided, however, that if any pharmaceutical or biopharmaceutical company makes an inquiry, proposal or offer regarding any such sale, lease, exchange, license, disposition or transaction, such inquiry, proposal or offer shall not constitute an Acquisition Proposal if, and only if, such inquiry, proposal or offer is disclosed in reasonable detail in writing to the other Companies within three (3) Business Days and the Chief Executive Officers of such other Companies agree that such inquiry, proposal or offer does not constitute an Acquisition Proposal, with written confirmation to follow within three (3) Business Days of such agreement.

Each Party shall immediately cease and cause to be terminated and shall cause its respective Representatives (and shall use its best efforts to cause its non-officer and non-director Affiliates) to terminate all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. Each Party shall promptly notify its respective Representatives and non-officer and non-director Affiliates of its obligations under this Section 6.1(a).

     (b) Except as permitted by this Section 6.1(b), neither the Board of Directors of each Company nor any committee thereof shall:

               (1) approve or recommend, or publicly (or in a manner reasonably likely to become public) propose to approve or recommend, any Acquisition Proposal other than the Merger,

               (2) withdraw or modify or publicly (or in a manner reasonably likely to become public) propose to withdraw or modify in a manner adverse to each other Party its approval or, except as provided below, recommendation (or the approval or, except as provided below, recommendation of any committee of such Board of Directors) of the Merger, this Agreement or the transactions contemplated hereby,

               (3) upon a request by any of the other Parties to reaffirm its approval or, except as provided below, recommendation of this Agreement or the Merger, fail to do so within two (2) Business Days after such request is made,

               (4) enter, or cause such Company or any its Subsidiaries to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or

               (5) resolve or announce its intention to do any of the foregoing.

The immediately preceding sentence notwithstanding, in the event that prior to a Company Meeting, the Board of Directors of such Company receives a Superior Proposal, then the Board of Directors of such Company may, if such Company has complied with the provisions of Section 6.1(a), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other Parties its recommendation of the Merger, this Agreement or the transactions contemplated hereby, or (ii) fail to reaffirm its recommendation of this Agreement or the Merger after a request by the other Parties to do so; PROVIDED that (A) such Board of Directors determines in good faith, after consultation with its outside counsel that taking such action is required to satisfy the fiduciary duties of such directors and (B) such Company furnishes the other Parties five Business Days' prior written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal), during which time the other Parties may make, and such Company shall consider, a counterproposal to such Superior Proposal.

For purposes of the Agreement, the term "Superior Proposal" means any BONA FIDE proposal by a third party to acquire all or substantially all of the assets or capital stock of a Company pursuant to a tender or exchange offer, a merger, consolidation, a liquidation or dissolution, a recapitalization, a sale of its assets or otherwise which is on terms which the Board of Directors of such Company determines by a majority vote of its directors in their good faith judgment to be more favorable to the stockholders of such Company than the Merger (or any counterproposal made by the other Parties), after receiving the written advice of the Company's independent financial advisor and after consultation with its outside counsel, and after taking into account the terms and conditions of such Superior Proposal and all other relevant factors relating thereto, including, the timing of the closing thereof, the risk of non-consummation, the ability of the Person making the Acquisition Proposal to finance the transaction contemplated thereby and any required governmental or other consents, filings and approvals.

     (c)  In addition to the other obligations of the Parties set forth in this
Section 6.1, the Parties shall immediately (and in any event within one day) advise one another orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, and the material terms and conditions of such Acquisition Proposal, request or inquiry (including the identity of the Person making such Acquisition Proposal, request or inquiry). The Parties shall inform one another on a prompt and current basis of the status and content of any discussions regarding any Acquisition Proposal with a third party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding any Acquisition Proposal or of any other developments or circumstances which could reasonably be expected to culminate in the taking of any of the actions referred to in Section 6.1(b).

     (d) Nothing in this Section 6.1 shall (i) permit a Company to terminate this Agreement (except as specifically provided in Section 9.1 hereof), (ii) permit a Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no Company shall enter into any agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement of the type referred to in clause (C) of
Section 6.1(a) above)) or (iii) affect any other obligation of each Company under this Agreement.

     (e) Nothing contained in this Section 6.1 shall prevent the Board of Directors of a Company that is a Public Company from at anytime taking or disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act; provided that no

Company or its Board of Directors shall, except to the extent permitted by
Section 6.1(b), propose to approve or recommend an Acquisition Proposal.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     7.1  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

     (a) As promptly as practicable following the date of this Agreement, Curis shall prepare and file with the SEC the Registration Statement on Form S-4, in which the Joint Proxy Statement shall be included as a prospectus, and shall use reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Curis shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with each Company respond promptly to any comments made by the SEC with respect to the Registration Statement (which comments shall promptly be furnished to each Company) and cause the prospectus included therein, including any amendment or supplement thereto, to be mailed to the stockholders of each Company at the earliest practicable date after the Registration Statement is declared effective by the SEC, provided that no amendment or supplement to the Registration Statement will be made by Curis without consultation with each Company and each of their respective counsels. Curis shall also take any action required to be taken under Blue Sky or other securities Laws in connection with the issuance of Surviving Company Common Stock in the Merger.

     (b) Each Company shall (i) as promptly as practicable following the date hereof prepare a preliminary proxy or information statement relating to the Merger and this Agreement, (ii) obtain and furnish the information required to be included by the SEC in the Joint Proxy Statement, (iii) cause the Joint Proxy Statement and the prospectus to be included in the Registration Statement, including any amendment or supplement thereto, to be mailed to their respective stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC, and (iv) use all reasonable efforts to obtain the necessary approval of the Merger and this Agreement by their stockholders. No Company shall file with or supplementally provide to the SEC or mail to its stockholders the Joint Proxy Statement or any amendment or supplement thereto without the prior written consent of each other Company. Each Company shall allow each other Company's full participation in the preparation of the Joint Proxy Statement and any amendment or supplement thereto and shall consult with each other Company and its advisors concerning any comments from the SEC with respect thereto.

     (c) Each Company shall include in the Joint Proxy Statement the recommendation of its Board of Directors in favor of approval and adoption of this Agreement and the Merger, except to the extent that the Board of Directors of such Company shall have withdrawn or modified its recommendation of this Agreement or the Merger as permitted by Section 6.1(b). Without limiting the foregoing, each Company agrees that its obligation under Section 7.2 to duly call, give notice of and hold its Company Meeting as soon as practicable following the date upon which the Registration Statement becomes effective shall not be affected by (i) the commencement, public proposal, public disclosure or communication to such Company of any

Acquisition Proposal or (ii) the withdrawal or modification by the Board of Directors of such Company of its approval or recommendation of this Agreement or the Merger.

     (d) The Parties shall, as promptly as practicable, make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and Regulations thereunder (including, without limitation, registration of the Surviving Company Common Stock on a Form 8-A (the "Exchange Act Registration Statement")) and under applicable Blue Sky or similar securities laws, rules and Regulations, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

     (e) In the event that Curis is not permitted to include in the Registration Statement all shares of Surviving Company Common Stock to be issued as Merger Consideration ("Excluded Securities") then, as promptly as practicable after the filing of the Registration Statement, Curis shall file and shall use its commercially reasonable best efforts to have declared effective a "shelf" registration statement pursuant to Rule 415 under the Securities Act for the resale of the Excluded Securities and use its commercially reasonable best efforts to keep such registration statement effective for a period of two (2) years following the Effective Time or, if shorter, until (i) all Excluded Securities have been sold pursuant to such registration statement or (ii) the first date on which each holder of Excluded Securities may sell all of such Excluded Securities held by such holder without registration pursuant to Rule 144 under the Securities Act within a three-month period.

     7.2 MEETINGS OF STOCKHOLDERS. Each Company shall promptly after the date hereof take all action necessary in accordance with the provisions of the DGCL or the TBCA and each of their Certificates or Articles of Incorporation and By-laws, respectively, to duly call, give notice of and hold its Company Meeting as soon as practicable following the date upon which the Registration Statement becomes effective and shall consult with Curis in connection therewith. Once such Company Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date agreed to by the other Parties) such Company Meeting without the consent of each other Company. The Boards of Directors of each Company shall have declared that this Agreement and the Merger is advisable and, subject to Section 6.1(b), recommended that this Agreement and the Merger be approved and authorized by the stockholders of such Company and include in the Registration Statement and Joint Proxy Statement a copy of such recommendation; PROVIDED, that each Company, through its Board of Directors, shall submit this Agreement and the Merger to their respective stockholders whether or not such Board of Directors at any time subsequent to making such recommendation takes any action permitted by Section 6.1(b). Each Company shall solicit from their respective stockholders proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of such stockholders required by the DGCL or the TBCA to authorize the Merger; PROVIDED that this provision shall not prohibit the Boards of Directors of the Companies from taking any action permitted by Section 6.1(b).

     7.3 ACCESS TO INFORMATION. Upon reasonable notice, each Company shall (and shall cause each of its Subsidiaries to) afford to the other Parties' officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the other Parties (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as each other Party may reasonably request. Unless otherwise required by law, each Party shall, and shall cause its officers, employees, accountants, counsel and other representatives or persons who have access to such information to, hold any such information which is non-public in confidence in accordance with the Confidentiality Agreements. No information or knowledge obtained in any investigation pursuant to this Section 7.3 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the Merger.

     7.4  ALL REASONABLE EFFORTS; FURTHER ASSURANCES.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each Party shall use all reasonable efforts to take, or cause to be taken, all appropriate actions, and do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby. The Parties shall use all reasonable efforts to:

               (i) obtain all licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders (including all United States and foreign governmental and regulatory rulings and approvals), required to be obtained by each of them, or any of their respective Subsidiaries, respectively, and the Parties shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) under applicable Law required in connection with the authorization, execution and delivery of this Agreement by them and the consummation by them of the transactions contemplated hereby and thereby, including the Merger (in connection with which the Parties will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith);

               (ii) furnish all information required for any application or other filing to be made pursuant to any applicable law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Joint Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement; and

               (iii) lift, rescind or mitigate the effects of any injunction, restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby and thereby and to prevent, with respect to any threatened injunction, restraining order or other Order, the issuance or entry thereof, PROVIDED that no Party shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets material (in nature or amount) to such Party or imposing or seeking to impose any material limitation on the ability of such Party to conduct its business or own such assets or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of such Party, might result in a limitation of the benefit expected to be derived by Curis as a result of the transactions contemplated hereby or might adversely affect the Parties as a whole. None of the Parties hereto will take any action which results in any of the representations or warranties made by such Party pursuant to Articles III or IV, as the case may be, becoming untrue or inaccurate in any material respect.

     (b) The Parties shall use all reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VIII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other reasonable acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     7.5  STOCK OPTIONS AND WARRANTS.

     (a) At the Effective Time, each outstanding Company Stock Option under the Company Stock Plans, whether vested or unvested, shall, in accordance with the terms of such Company Stock Option and such Company Stock Plan, by virtue of the Merger and without any action on the part of the holder thereof, become and represent an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Surviving Company Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for shares of Company Common Stock purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (ii) the number of full shares of Surviving Company Common Stock deemed purchasable pursuant to such Company Stock Option in accordance with the foregoing.

     (b) As soon as practicable after the Effective Time, the Surviving Company shall deliver to the participants in Company Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Company Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 7.5 after giving effect to the Merger).

     (c) Curis shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Company Common Stock for delivery under the Company Stock Plans assumed in accordance with this Section
7.5. As soon as practicable after the Effective Time, and in any event within 30 days thereafter, the Surviving Company shall file one or more registration statements on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Surviving Company Common Stock subject to such options and shall use its commercially reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (d) The Board of Directors of each Company (or Board committee administering such plans) shall have approved, prior to the date of this Agreement, and shall take, prior to or as of the Effective Time, all necessary actions, if any, pursuant to and in accordance with the terms of the Company Stock Plans and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options into options to acquire Surviving Company Common Stock in accordance with this Section 7.5, and to provide that no consent of the holders of the Company Stock Options is required in connection with such conversion.

     (e) At the Effective Time, each outstanding Company Warrant (other than any Company Warrant that by its terms otherwise expires by virtue of the Merger) shall, in accordance with the terms of such Company Warrant, by virtue of the Merger and without any action on the part of the holder thereof, become and represent a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, the same number of shares of Surviving Company Common Stock as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger (including with respect to the treatment of fractional shares) had such holder exercised such Company Warrant in full immediately prior to the Effective Time, at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Warrant immediately prior to the Effective Time divided by (ii) the number of full shares of Surviving Company Common Stock deemed purchasable pursuant to such Company Warrant in accordance with the foregoing.

     (f) The Board of Directors of each Company shall have approved, prior to the date of this Agreement, and shall take, prior to or as of the Effective Time, all necessary actions, pursuant to and in accordance with the terms of the Company Warrants, to provide for the conversion of the Company Warrants into warrants to acquire Surviving Company Common Stock in accordance with this
Section 7.5, and to provide that no consent of the holders of any Company Warrant is required in connection with such conversion.

     (g) Immediately prior to the Effective Time, the Subordinated Note of Ontogeny payable to Atwill Holdings Limited (the "Ontogeny Convertible Note") shall in accordance with the terms of the Ontogeny Convertible Note and the Common Stock Purchase Agreement pursuant to which such Ontogeny Convertible Note was issued, by virtue of the Merger and without any action on the part of the holder thereof, become and represent (and Ontogeny will issue to the holder of such note) an aggregate of 819,673 shares of Ontogeny Common Stock.

     7.6  NOTIFICATION OF CERTAIN MATTERS.

     (a) A Party shall give prompt notice to the other Parties of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement being untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Parties, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this
Section 7.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (b) A Party shall give prompt notice to the other Parties of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Authority in connection with the Merger; (iii) any Litigation, relating to or involving or otherwise affecting such Party that relates to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any contract which is material to Curis or any Company Material Contract of such Party; and (v) any change that is reasonably likely to have a Material Adverse Effect on such Party or is likely to delay or impede the ability of any Party to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

     (c) Each of the Parties shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (iii) required to prevent a Material Adverse Effect on any of the Parties from occurring. If any Party shall fail to obtain any such consent from a third Person, such Party shall use all reasonable efforts, and will take any such actions reasonably requested by the other Parties, to limit the adverse effect upon them, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

     7.7 LISTING ON THE NASDAQ. Curis shall use its commercially reasonable best efforts to cause the Surviving Company Common Stock to be issued in the Merger to be approved for listing on NASDAQ National Market, subject to official notice of issuance, prior to the Effective Time.

     7.8 PUBLIC ANNOUNCEMENTS. A Party shall consult with and obtain the approval of the other Parties before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the Party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with each other Party before issuing any such press release or making any such public announcement.

     7.9 ACCOUNTANT'S LETTERS. Upon reasonable notice, the Parties shall use reasonable efforts to cause their respective independent public accountants to deliver to the other Parties, as the case may be, a letter covering such matters as are requested by the requesting Party, as the case may be, and as are customarily addressed in accountant's "comfort" letters in connection with registration statements similar to Form S-4.

     7.10 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) From and after the Effective Time, Curis (as the Surviving Company) shall, to the fullest extent permitted by Law, honor all of each Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of such

Company for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of such Company to indemnify and advance expenses exist on the date of this Agreement, whether pursuant to a Company's Certificate or Articles of Incorporation, a Company's By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Companies' Certificates or Articles of Incorporations, By-laws and such individual indemnity agreements from the Effective Time until the later of (i) the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions or (ii) in the case of any claims made prior to the expiration of the applicable statute of limitations, the final disposition of such claims.

     (b) For a period of six years after the Effective Time, Curis (as the Surviving Company) shall maintain in effect, if available, directors' and officers' liability insurance covering those Persons who, as of immediately prior to the Effective Time, are covered by each Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of such Company's present directors' and officers' liability insurance policy.

     (c) The provisions of this Section 7.10 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     7.11 COVENANTS FOR TAX-FREE STATUS. Prior to and after the Effective Time, each Party shall use all commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action reasonably likely to cause the Merger not to so qualify. After the Effective Time, Curis (as the Surviving Company) shall continue at least one significant historic business line of each Company, or use at least a significant portion of each Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

     7.12 STOCKHOLDER AGREEMENTS.

     (a) Concurrently with the execution of this Agreement, each Company is delivering to the Other Companies a Stockholder Agreement in the form of EXHIBIT A attached hereto executed by each director and officer of such Company, and each of their respective Affiliates, from whom such Company has by then obtained such a Stockholder Agreement. If and to the extent the following has not already been accomplished at the time of execution of this Agreement, then, within 14 days after the date hereof, (i) Creative shall use its best efforts to cause a Stockholder Agreement in the form of EXHIBIT A attached hereto to be executed and delivered to the other Companies by each of Creative's directors and officers, and each of their respective Affiliates, and any other Affiliates of Creative (the "Creative Voting Commitment"), (ii) Ontogeny shall use its best efforts to cause such a Stockholder Agreement to be executed and delivered to the other Companies by each of Ontogeny's directors and officers, and each of their respective Affiliates, and such of its other stockholders as are necessary to obtain the requisite vote of the stockholders of Ontogeny to approve this Agreement and the Merger, as well as the amendment of the Ontogeny Certificate of Incorporation in substantially the form of EXHIBIT G attached hereto, in accordance with the DGCL and its Certificate of Incorporation (the "Ontogeny Required Stockholder Vote"), and (iii) Reprogenesis shall use its best efforts to cause such a Stockholder Agreement to be executed and delivered to the other Companies by each of Reprogenesis' directors and officers, and each of their respective Affiliates, and such of its other stockholders as are necessary to obtain the requisite vote of the stockholders of Reprogenesis to approve this Agreement and the Merger, as well as the amendment of the Reprogenesis Articles of Incorporation in substantially the form of EXHIBIT H attached hereto, in accordance with the TBCA and its Articles of Incorporation (the "Reprogenesis Required Stockholder Vote"); PROVIDED, however, that the obligation of Ontogeny to deliver the Stockholder Agreements representing the Ontogeny Required Stockholder Vote, and the obligation of Reprogenesis to deliver Stockholder Agreements representing the Reprogenesis Required Stockholder Vote, is subject to the satisfaction of such obligation by the other such Company.

     (b) If, within 14 days after the date of this Agreement, Ontogeny has been able to obtain Stockholder Agreements representing the Ontogeny Required Stockholder Vote, except that it has not been able to obtain Stockholder Agreements from stockholders whose vote is sufficient to approve amendment of any or all of Sections D.4(h) or E.4(h) of Article Fourth of the Ontogeny Certificate of Incorporation, Section 4(h) of the Certificate of Designation of the Series C-1 Convertible Preferred Stock thereunder, or Section 4(h) of the Certificate of Designation of the Series G Convertible Preferred Stock thereunder (as the case may be, the "Applicable Preferred Stock Provisions") in substantially the manner contemplated by Exhibit G attached hereto (the Ontogeny Required Stockholder Vote, excluding the requisite stockholder vote described in the foregoing exception, being referred to herein as the "Ontogeny Minimum Required Stockholder Vote"), and if Reprogenesis has been able to obtain Stockholder Agreements representing the Reprogenesis Stockholder Vote, then Curis and the Companies shall cooperate in good faith, within 28 days after the date of this Agreement, to prepare and adopt mutually acceptable amendments to the Certificate of Incorporation of Curis and to this Agreement that will (i) authorize a class or series of convertible capital stock of Curis which has the minimum rights necessary to satisfy the requirements of the Applicable Preferred Stock Provisions as they apply to the Merger, (ii) provide for the conversion of the shares of Ontogeny Preferred Stock to which the Applicable Preferred Stock Provisions relate into such new class or series of convertible stock of Curis (rather than into Common Stock of Curis) on a basis otherwise consistent with
Section 2.1(b), and (iii) make such other changes, if any, as may be necessary or appropriate to give effect to the foregoing.

     (c) Each Company acknowledges and agrees to be bound by and comply with the provisions of paragraph 2 of each of the Stockholder Agreements, as applicable to such Company, as if a party thereto, with respect to transfers of record of ownership of shares of Company Stock, and agrees to notify the transfer agent for any such shares and provide such documentation and do such other things as may be necessary to effectuate the provisions of such Stockholder Agreements.

     7.13 AFFILIATE AGREEMENTS.

     (a) Identified in Section 7.13 of each Company Disclosure Schedule is a list of each Person who is a director or executive officer of the Company and, to the Company's best Knowledge, each Person who is a holder of 10% or more of the outstanding Voting Stock of such Company, and such Persons are, in the reasonable judgment of such Company, all Persons who are "affiliates" of such Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). Each Company shall provide such information and documents as any other Party shall reasonably request for purposes of reviewing such list and shall notify such other Parties in writing regarding any change in the identity of its affiliates prior to the Closing Date. Each Company shall use its best efforts to deliver or cause to be delivered to the other Parties no later than the date of the filing of the Registration Statement from each of their respective affiliates, an executed agreement, in substantially the form attached hereto as EXHIBIT E (an "Affiliate Agreement"), by which each such affiliate agrees to comply with the applicable requirements of Rule 145 and other applicable securities laws. Curis shall be entitled to place appropriate legends on the certificates evidencing any Surviving Company Common Stock to be received by such affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Surviving Company Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be promptly removed, after the required restricted period).

     (b) Curis shall, at all times during the two (2) year period beginning on the Closing Date, whether or not it is subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act, comply with the current public information requirements of Rule 144(c)(1) promulgated under the Securities Act.

     7.14 SEC FILINGS. Prior to the Effective Time, each Company that is a Public Company shall (a) timely file with the SEC each periodic or current report required to be filed by it under the Exchange Act and (b) promptly after filing such report, furnish each other Party with a copy.

     7.15 MAINTENANCE, PROSECUTION AND FILING OBLIGATIONS. Each Company shall pay the costs of preparation for filing, prosecution and maintenance of each of their respective Intellectual Property Rights as required and shall not permit the lapse of any filings following the execution of this Agreement, except in its reasonable business judgment in light of the transactions contemplated hereby. Each Company shall provide copies of all filings and evidence of payments under this Section 7.15 to the other Parties.

     7.16 CERTAIN AGREEMENTS. Each Company irrevocably and unconditionally agrees that it (a) will vote all of the shares of Curis Common Stock owned by it in favor of the Merger Agreement and the Merger at any meeting or meetings of Curis's stockholders called to vote upon the Merger Agreement and the Merger;
(b) will not vote such shares (or otherwise provide a proxy or consent or a voting agreement with respect thereto) in favor of any other Acquisition Proposal; and (c) will timely take all action necessary to (i) elect as directors of Curis the persons designated on or pursuant to SCHEDULE 1.5, (ii) amend the Curis Certificate of Incorporation to eliminate the ability of Curis stockholders to act by written consent and (iii) approve a Curis employee, director and consultant stock plan.

     7.17 LOCK-UP AGREEMENTS. Each Company shall use its best efforts to deliver or cause to be delivered to the other Parties no later than the date of the filing of the Registration Statement from each Company officer and director and each Person who is an Affiliate of each such officer and director, an executed agreement, in substantially the form attached hereto as EXHIBIT F (a "Lock-Up Agreement"); PROVIDED, however, that no Company shall be obligated to deliver its Lock-Up Agreements to the other Companies unless both other Companies also deliver all of their required Lock-Up Agreements. The Surviving Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restriction until the end of said period.

     7.18 CURIS BOARD AUTHORIZATION. In connection with obtaining the exemption of certain transactions from the requirements of Section 16 of the Exchange Act pursuant to Rule 16b-3 thereunder, Curis shall use its best efforts to approve, by resolution of its Board of Directors, the acquisition of Surviving Company Common Stock by its officers and directors in the Merger.

     7.19 BEST EFFORTS OBLIGATIONS. Where provisions of this Agreement (including, without limitation, Sections 7.4, 7.12, 7.13, 7.17 and 7.18) require a Company to use its best efforts or its reasonable efforts to obtain consents, waivers, approvals, authorizations, agreements (including Stockholder Agreements, Affiliate Agreements and Lock-Up Agreements) or the like from any other Person, or otherwise to cause any other Person to take action or refrain from taking action, such Company shall not be obligated to pay any amount or provide anything of value (other than filing fees and other required amounts in the case of Governmental Authorities) to such other Person to induce such Person to act in the desired manner.

                                  ARTICLE VIII

                              CONDITIONS OF MERGER

     8.1 CONDITIONS TO OBLIGATION OF ALL PARTIES TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) EFFECTIVENESS OF THE REGISTRATION STATEMENTS. The Registration Statement and the Exchange Act Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement or the Exchange Act Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated; and no similar proceeding in respect of the Joint Proxy Statement shall have been initiated or, to the Knowledge of any Party, threatened by the SEC.

     (b) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been authorized by the requisite vote of the stockholders of each Company in accordance with the provisions of the DGCL or the TBCA (as the case may be) and the Certificate or Articles of Incorporation and By-laws of each respective Party.

     (c) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No Court or Governmental Authority having jurisdiction over any Party shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

     (e) NASDAQ. The shares of Surviving Company Common Stock issuable to the stockholders of the Companies pursuant to this Agreement shall have been approved for listing on NASDAQ National Market subject to official notice of issuance.

     (f) APPRAISAL SHARES. The Appraisal Shares of Ontogeny shall comprise not more than 5% of the issued and outstanding Ontogeny Common Stock and not more than 5% of the issued and outstanding Ontogeny Preferred Stock.

     (g) DISSENTING SHARES. The Dissenting Shares of Reprogenesis shall comprise not more than 5% of the issued and outstanding Reprogenesis Common Stock and not more than 5% of the issued and outstanding Reprogenesis Preferred Stock.

     (h) CHARTER AMENDMENTS. An amendment to the Amended and Restated Certificate of Incorporation of Ontogeny in substantially the form of EXHIBIT G attached hereto shall have been duly adopted and filed with the Secretary of State of the State of Delaware, unless Section 7.12(b) of this Agreement has become applicable, in which case such amendment shall not include an amendment of the Applicable Preferred Stock Provisions. Articles of Amendment to the Articles of Incorporation of Reprogenesis in substantially the form of EXHIBIT H attached hereto shall have been duly adopted and filed with the Secretary of State of the State of Texas. If Section 7.12(b) has become applicable, an amendment to the Curis Certificate of Incorporation as contemplated by Section 7.12(b) shall have been duly adopted and filed with the Secretary of State of the State of Delaware.

     8.2 ADDITIONAL CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the additional following conditions by each other Party, any or all of which may be waived by such Party, in whole or in part, to the extent permitted by applicable Law:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each other Party contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for (x) changes contemplated by this Agreement (including the Disclosure Schedules hereto), (y) those representations and warranties that are qualified by materiality or by Company Material Adverse Effect or Curis Material Adverse Effect, as the case may be, in which case such representations and warranties shall be true and correct in all respects subject to such qualifications and (z) those representations and warranties which address matters only as of a particular date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such particular date, with the same force and effect as if made on and as of the Effective Time), and such Party shall have received certificates to such effect signed by the Chief Executive Officer and Chief Financial Officer of each other Party.

     (b) AGREEMENTS AND COVENANTS. Each other Party shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and such Party shall have received certificates to such effect signed by the Chief Executive Officer and Chief Financial Officer of each of other Party.

     (c) REGULATORY APPROVALS. All approvals and consents of applicable Courts and/or Governmental Authorities required for each other Party to consummate the Merger shall have been received, except for such approvals and consents the failure of which to have been so received, shall not have had, or be reasonably be expected to have, a Company Material Adverse Effect or a Curis Material Adverse Effect, as the case may be.

     (d) THIRD PARTY CONSENTS. Such Party shall have received evidence, in form and substance reasonably satisfactory to it, that the licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders of Governmental Authorities and other third parties required by each of the other Parties as described in the Company Disclosure Schedule of such other Parties have been obtained, except where failure to have been so obtained, either individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or a Curis Material Adverse Effect, as the case may be. Notwithstanding the foregoing, (i) Creative shall have received evidence, in form and substance reasonably satisfactory to it, that the licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders of Governmental Authorities and other third parties set forth on Schedule 8.2(d) of the Company Disclosure Schedules of each of the other two Companies shall have been obtained; (ii) Ontogeny shall have received evidence, in form and substance reasonably satisfactory to it, that the licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders of Governmental Authorities and other third parties set forth on Schedule 8.2(d) of the Company Disclosure Schedules of each of the other two Companies shall have been obtained; and (iii) Reprogenesis shall have received evidence, in form and substance reasonably satisfactory to it, that the licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders of Governmental Authorities and other third parties set forth on Schedule 8.2(d) of the Company Disclosure Schedules of each of the other two Companies shall have been obtained.

     (e) TAX OPINIONS. Such Party shall have received a written opinion from its counsel to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if such counsel does not render such opinion, this condition shall nonetheless be deemed satisfied if counsel for any other Company renders such opinion to such Party (it being agreed that each Company shall provide reasonable cooperation, including making reasonable representations, to each Company counsel to enable it to render such opinion).

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of each Party:

     (a) By mutual written consent duly authorized by the Boards of Directors of each Party; or

     (b) By any Company if the Merger shall not have been consummated on or before August 31, 2000; PROVIDED, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Company whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; or

     (c) By any Company if a Court of competent jurisdiction or Governmental Authority shall have issued an Order, decree or ruling or taken any other action, in each case which has become final and non-appealable, which restrains, enjoins or otherwise prohibits the Merger; or

     (d) By any Company, if, at the Company Meeting of any other Company (including any adjournment or postponement thereof), the requisite vote of the stockholders of such other Company to authorize this Agreement shall not have been obtained; PROVIDED that the right to terminate this Agreement under this
Section 9.1(d) shall not be available to any Company where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of such Company in breach of this Agreement; or

     (e) By any Company, if the Board of Directors of any other Company or any committee thereof (the "Defaulting Party") shall have (1) approved or recommended any Acquisition Proposal other than the Merger, (2) failed to present and recommend the authorization of this Agreement and the Merger to the stockholders of such other Company, or withdrawn or modified in a manner adverse to such Company, its recommendation of the Merger, this Agreement or the transactions contemplated hereby, (3) failed to mail the Joint Proxy Statement to its stockholders within five (5) Business Days of when the Joint Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of such other Party vote in favor of the Merger), (4) upon a request by any Party to reaffirm the approval and recommendation of the Merger, failed to do so within five (5) Business Days after such request is made, (5) entered, or caused such other Company to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (6) recommended to the stockholders of such other Company, following the commencement of a tender or exchange offer for outstanding shares of such other Company's Common Stock, that such stockholders tender their shares in such tender or exchange offer or failed, within 10 days of the commencement of such offer, to recommend against acceptance of such offer, (7) taken any action prohibited by Section 6.1, or (8) resolved by the Board of Directors of such other Company or announced its intention to do any of the foregoing;

     (f) By any Company, if such Company is not in material breach of its obligations or its representations and warranties under this Agreement, and if
(i) there has been a breach at any time by any other Company of any of their respective representations and warranties hereunder such that Section 8.2(a) of this Agreement would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 9.1(f)) or (ii) there has been the willful breach on the part of any other Company of any of its covenants or agreements contained in this Agreement (other than the breach of a covenant which is dealt with in Section 9.1(e) above) such that Section 8.2(b) of this Agreement would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 9.1(f)), and, in the case of either clause (i) or (ii) above, such breach (if curable) has not been cured within 30 days after written notice to both other Companies;

     (g) By Creative, no later than 21 days after the date of this Agreement, if Ontogeny shall have failed to deliver Stockholder Agreements representing the Ontogeny Minimum Required Stockholder Vote, or Reprogenesis shall have failed to deliver Stockholder Agreements representing the Reprogenesis Required Stockholder Vote, in either case within 14 days after the date of this Agreement;

     (h) By Ontogeny, no later than 21 days after the date of this Agreement, if Creative shall have failed to deliver Stockholder Agreements representing the Creative Voting Commitment, or Reprogenesis shall have failed to deliver Stockholder Agreements representing the Reprogenesis Required Stockholder Vote, in either case within 14 days after the date of this Agreement; or

     (i) By Reprogenesis, no later than 21 days after the date of this Agreement, if Ontogeny shall have failed to deliver Stockholder Agreements representing the Ontogeny Minimum Required Stockholder Vote, or Creative shall have failed to deliver Stockholder Agreements representing the Creative Voting Commitment, in either case within 14 days after the date of this Agreement.

     9.2 EFFECT OF TERMINATION. Except as provided in this Section 9.2, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement (other than this Section 9.2 and Sections 5.3, 9.3 and Article X hereof, which shall survive such termination) will forthwith become void, and there will be no liability on the part of any Party or any of their respective officers or directors to the other and all rights and obligations of any Party hereto will cease, except that nothing herein will relieve any Party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

     9.3  FEES AND EXPENSES.

     (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated; PROVIDED that each Company shall share pro rata, in proportion to its proposed relative ownership of Curis upon consummation of the Merger, all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto, and any fees and expenses required to be paid by Curis (it being understood that the HSR Act filing fee shall be borne equally by the Companies).

     (b)  In the event that any of the following occurs:

               (i) any Party terminates this Agreement pursuant to Section 9.1(e) hereof; or

               (ii) (A) any Company or Companies (as applicable) terminates this Agreement pursuant to (y) Section 9.1(d) hereof as a result of the failure to receive the requisite vote of the stockholders of any other Company (the "Breaching Party") at the

     Company Meeting of the Breaching Party if, at the time of such failure an Acquisition Proposal to the Breaching Party shall have been made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (including being known by any stockholder of such Party) or
     (z) Section 9.1(f) hereof after a breach by any other Company (the "Breaching Party") of any of the Breaching Party's covenants or agreements contained in this Agreement and (B) within one year of such termination, either (1) the Breaching Party or any of its Subsidiaries enters into an agreement with any Person with respect to an Acquisition Proposal which provides for (x) transfer or issuance of securities representing more than 50% of the equity or voting interests in the Breaching Party, (y) a merger, consolidation, recapitalization or another transaction resulting in the issuance of cash or securities of any Person (other than a reincorporation or a holding company merger that results in the stockholders of the Breaching Party owning all of the equity interests in the surviving corporation) to the stockholders of the Breaching Party in exchange for more than 50% of the equity or voting interests in the Breaching Party or
     (z) transfer of assets, securities or ownership interests representing more than 50% of the consolidated assets or earning power of the Breaching Party or (2) any Person commences a tender offer that results in the acquisition by the Person making the tender offer of a majority of the outstanding Company Common Stock, then the Defaulting Party or the Breaching Party, as the case may be, shall pay to each other Company that is not in material breach of its obligations or its representations and warranties under this Agreement at the time of such termination (and, only in the case of clause (ii)(A)(y) above, that has received the requisite vote of its stockholders at its Company Meeting to approve this Agreement), a fee in cash in the amount of $5 million (and therefore a total of $10,000,000 to both other Companies, if both are entitled to receive such fees), plus the amount of such Company's Stipulated Expenses (the "Termination Fee"), which Termination Fee shall be payable by wire transfer of immediately available funds (i) in the case of a termination pursuant to Section 9.1(e), at the time of such termination or (ii) in the case of a termination pursuant to Section 9.1(d) or 9.1(f), at the time such agreement is entered into or such tender offer is commenced, as the case may be, except as otherwise provided in Section 9.3(c) with respect to Stipulated Expenses. Termination by any Company pursuant to Section 9.1(d) or 9.1(f) under circumstances where the Termination Fee is then payable shall not be effective with respect to the Company owing such Termination Fee until receipt of the Termination Fee by the other Companies.

     (c) If this Agreement is terminated pursuant to Section 9.1(f) (other than due to an event after the date of this Agreement that results in a breach of a representation or warranty, which event is entirely outside the control of the Breaching Party and due to no act or omission to act of the Breaching Party), then the Breaching Party causing such termination shall reimburse each other Party for all Stipulated Expenses not later than two (2) Business Days after the date of such termination.

     (d) As used in this Agreement, the term "Stipulated Expenses" shall mean those reasonable fees and expenses actually incurred by any Company in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of counsel, investment bankers, accountants, experts, consultants and other Representatives, including (y) such Company's efforts to merge and (z) salaries, travel costs and expenses incurred by such

Company as a result of changes to its business plan in contemplation of the Merger; PROVIDED that the Stipulated Expenses of any Company shall not exceed $750,000.

     (e) Nothing in this Section 9.3 shall be deemed to be exclusive of any other rights or remedies any Party may have hereunder or at law or in equity for any breach of this Agreement.

     (f)  In the event that Reprogenesis terminates this Agreement pursuant to
Section 9.1(d) hereof as a result of the failure to receive the requisite vote of the Stockholders of Creative at the Company Meeting of Creative, then Creative shall pay Reprogenesis a fee in the aggregate amount of $1,500,000, which shall be payable by wire transfer of immediately available funds within five (5) business days of such termination.

     (g) In the event that (i) any Company or Companies, as applicable, terminates this Agreement pursuant to Section 9.1(d) hereof as a result of the failure to receive the requisite vote of the stockholders of any other Company (the "Failing Party") at its Company Meeting to approve this Agreement, and (ii) each such terminating Company has received the requisite vote of its stockholders at its Company Meeting to approve this Agreement, and (iii) within one year of such termination, the Failing Party or its Subsidiaries enters into an agreement with any Person with respect to an Equity Financing (as defined below) providing the Failing Company with gross proceeds equal to or greater than $50,000,000, then the Failing Party shall pay, to each other Company that both has received the requisite vote of its stockholders at its Company Meeting to approve this Agreement and is not in material breach of its obligations or its representations and warranties under this Agreement at the time of such termination, a fee in the amount of $5,000,000 (and therefore a total of $10,000,000 to both other Companies, if both are entitled to receive such fees). Such fee shall be payable by wire transfer of immediately available funds at the time the Failing Party has received at least $50,000,000 of gross proceeds from such Equity Financing. Termination by any Company pursuant to Section 9.1(d) under circumstances where the fee under this Section 9.3(g) is then payable shall not be effective with respect to the Failing Party until receipt of such fee by each Company entitled to receive it. As used is this Section 9.3, the term "Equity Financing" means a financing transaction (or series of related transactions) in which a Company raises proceeds by selling shares of its capital stock or any security convertible into, or exchangeable or exercisable for, its capital stock.

     (h) In the event that (i) any Company or Companies, as applicable, terminates this Agreement pursuant to Section 9.1(f) hereof after a breach by any other Company (the "Breaching Party") of any of the Breaching Party's covenants or agreements contained in this Agreement, and (ii) within one year of such termination, the Breaching Party or its Subsidiaries enters into an agreement with any Person with respect to an Equity Financing providing the Breaching Company with gross proceeds equal to or greater than $50,000,000, then the Breaching Party shall pay, to each other Company that is not in material breach of its obligations or its representations and warranties under this Agreement at the time of such termination, a fee in the amount of $5,000,000 (and therefore a total of $10,000,000 to both other Companies, if both are entitled to receive such fees). Such fee shall be payable by wire transfer of immediately available funds at the time the Breaching Party has received at least $50,000,000 of gross proceeds from such Equity Financing. Termination by any Company pursuant to Section 9.1(f) under circumstances where the fee under this Section 9.3(h) is then payable shall not be effective with respect to the Breaching Party until receipt of such fee by each Company entitled to receive it.

     (i) Notwithstanding any other provision hereof to the contrary, (i) the maximum amount of the fees that any Company shall be obligated to pay to any other Company pursuant to Sections 9.3(b), 9.3(f), 9.3(g) and 9.3(h), even if more than one of such Sections is applicable, shall be $5,000,000 (and therefore a total of $10,000,000 to both other Companies, if both are entitled to receive such fees), and (ii) any Company shall be obligated to pay the Stipulated Expenses of any other Company only once pursuant to Sections 9.3(b) and 9.3(c), even if more than one of such Sections is applicable.

     9.4 AMENDMENT. This Agreement may be amended by the Parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, subject to Section 252 of the DGCL. This Agreement may not be amended except by an instrument in writing signed by all of the Parties hereto.

     9.5 WAIVER. At any time prior to the Effective Time, any Party hereto may extend the time for the performance by any other Party of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties of any other Party contained herein or in any document delivered pursuant hereto and waive compliance by any other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

                                    ARTICLE X

                               GENERAL PROVISIONS

     10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     (a) Except as set forth in Section 10.1(b) of this Agreement, the representations, warranties and agreements of each Party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other Party hereto, any Person controlling any such Party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

     (b) The representations and warranties in this Agreement will terminate at the Effective Time; PROVIDED, HOWEVER, this Section 10.1(b) shall in no way limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time or after the termination of this Agreement pursuant to Article IX.

     10.2 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by a nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

If to Creative:     Creative Biomolecules, Inc.
                    101 Huntington Avenue
                    Boston, Massachusetts 02111
                    Telecopier:    (617) 912-2995
                    Attention:     Michael Tarnow, President
                                   Cheryl Lawton, Esq., General Counsel
                                    and Vice President, Administration

               With a copy to:

                    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                    Boston, Massachusetts  02111
                    Telecopier:    (617) 542-2211
                    Attention:     Jeffrey M. Wiesen, Esq.
                                   Lewis J. Geffen, Esq.

If to Reprogenesis: Reprogenesis, Inc.
                    21 Erie Street
                    Cambridge, MA  02139
                    Telecopier:      (617) 499-2927
                    Attention:     Daniel R. Omstead, President

               With a copy to:

                    Baker Botts LLP
                    One Shell Plaza
                    910 Louisana
                    Houston, TX  77002
                    Telecopier:    (713) 229-1522
                    Attention:     Walter J. Smith, Esq.

If to Ontogeny:     Ontogeny, Inc.
                    45 Moulton Street
                    Cambridge, Massachusetts 02138
                    Telecopier:    (617) 876-0866
                    Attention:     Doros Platika, President
                                   Bruce A. Leicher, Vice President and General
                                    Counsel

               With a copy to:

                    Foley, Hoag & Eliot LLP
                    One Post Office Square
                    Boston, Massachusetts 02109
                    Telecopier:    (617) 832-7000
                    Attention:     Robert Birnbaum, Esq.
                                   Jonathan Hulbert, Esq.

If to Curis:   to each of the Companies (with copies to its counsel).

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

     10.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

     "Business Day" means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York or in the State of Delaware.

     "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

     "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

     "Exchange Agent" means any bank or trust company organized under the Laws of the United States or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act in the capacities required under Section 2.6.

     "Governmental Authority" means any governmental agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers.

     "Knowledge" means (i) in the case an individual, knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter and (ii) in the case of an entity (other than an individual) such entity will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, executor, or trustee of such Person has (while such individual is serving in such capacity), or at any time had (while such individual was serving in such capacity), Knowledge of such fact or other matter.

     "Law" means all laws, statutes and ordinances of any Governmental Agency including all decisions of Courts having the effect of law within its jurisdiction.

     "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include
(i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

     "Litigation" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority, or before any arbitrator or other tribunal.

     "Order" means any judgment, order, writ, injunction or decree of any Court or Governmental Authority.

     "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

     "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

     "Subsidiary" or "Subsidiaries" of any Party or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which such Party or such other Person, as the case may be, (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     "Voting Stock" of any Company means the capital stock of such Company entitled to vote upon the election of directors and upon other matters generally submitted to stockholders of such Company for voting purposes.

     10.4 INTERPRETATION. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     10.6 ENTIRE AGREEMENT. This Agreement (including all exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreements), both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

     10.7 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

     10.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and other than with respect to
Section 7.10 which the Parties intend to establish third party beneficiary rights, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     10.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     10.10 GOVERNING LAW. This agreement and the agreements, instruments and documents contemplated hereby will be governed by and construed in accordance with the Law of the State of Delaware (exclusive of conflicts of law principles). State Courts within the State of Delaware and, more particularly to the fullest extent such Court shall have subject matter jurisdiction over the matter, the Court of Chancery of the State of Delaware, will have exclusive jurisdiction over any and all disputes between the Parties, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The Parties consent to and agree to submit to the jurisdiction of such Courts, PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this Section
10.10 and shall not be deemed to be a general submission to the jurisdiction of such Courts or in the State of Delaware other than for such purpose. Each Party hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Delaware Law, any claim that (i) such Party is not personally subject to the jurisdiction of such Courts, (ii) such Party and such Party's property is immune from any legal process issued by such Courts or
(iii) any Litigation commenced in such Courts is brought in an inconvenient forum.

     10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have caused THIS AGREEMENT AND PLAN OF MERGER to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                         CREATIVE BIOMOLECULES, INC.


                                         By /s/ Michael M. Tarnow
                                            ------------------------------------
                                         Name: Michael M. Tarnow
                                         Title: President


                                         REPROGENESIS, INC.


                                         By /s/ Daniel R. Omstead
                                            ------------------------------------
                                         Name: Daniel R. Omstead
                                         Title: President


                                         ONTOGENY, INC.


                                         By /s/ Doros Platika
                                            ------------------------------------
                                         Name: Doros Platika
                                         Title: President


                                         CURIS, INC.


                                         By /s/ Doros Platika
                                            ------------------------------------
                                         Name: Doros Platika
                                         Title: President

                             INDEX OF DEFINED TERMS

Acquisition Proposal.................................................... 6.1(a)
Affiliate................................................................. 10.3
Affiliate Agreement....................................................... 7.13
Agreement.............................................................. Caption
Appraisal Shares.......................................................... 2.11
Bankruptcy and Equity Exception......................................... 3.3(a)
Breaching Party................................................. 9.3(b), 9.3(h)
Business Day.............................................................. 10.3
Certificate of Merger...................................................... 1.2
Certificates............................................................ 2.6(c)
Closing.................................................................... 2.8
Closing Date............................................................... 2.8
Code.................................................................. Recitals
Company................................................................ Caption
Company Balance Sheet................................................... 3.4(b)
Company Common Stock.................................................... 3.2(a)
Company Disclosure Schedule................................ Article III Caption
Company Employee Plans................................................. 3.14(a)
Company Financial Statements............................................ 3.4(a)
Company Intellectual Property Rights.................................... 3.9(b)
Company Material Adverse Effect............................................ 3.1
Company Material Contract................................................. 3.11
Company Meeting........................................................... 3.18
Company Preferred Stock................................................. 3.2(a)
Company Stock........................................................... 2.1(f)
Company Stock Option.................................................... 3.2(a)
Company Stock Plan...................................................... 3.2(a)
Company Warrants........................................................... 3.2
Confidentiality Agreements................................................. 5.3
Control................................................................... 10.3
Court..................................................................... 10.3
Creative Common Stock................................................... 2.1(a)
Creative Exchange Ratio................................................. 2.1(a)
Creative Merger Consideration........................................... 2.1(a)
Creative Voting Commitment............................................. 7.12(a)
Curis Certificate of Incorporation......................................... 4.1
Curis Material Adverse Effect.............................................. 4.1
DGCL.................................................................. Preamble
Effective Time............................................................. 1.2
Environmental Law...................................................... 3.13(b)
Equity Financing........................................................ 9.3(g)
ERISA.................................................................. 3.14(a)
ERISA Affiliate........................................................ 3.14(a)
Exchange Act............................................................ 3.3(c)
Exchange Agent............................................................ 10.3

Exchange Ratio.......................................................... 2.1(d)
Exchange Act Registration Statement..................................... 7.1(d)
Failing Party........................................................... 9.3(g)
FDA....................................................................... 3.10
GAAP.................................................................... 3.4(b)
GLP.................................................................... 3.16(b)
GMP.................................................................... 3.16(b)
Governmental Authority.................................................... 10.3
Hazardous Substance.................................................... 3.13(c)
HSR Act................................................................. 3.3(c)
Intellectual Property Rights............................................ 3.9(b)
IP Assignee............................................................. 3.9(e)
IPO..................................................................... 9.3(g)
IRS..................................................................... 3.7(b)
Joint Proxy Statement..................................................... 3.18
Knowledge................................................................. 10.3
Law....................................................................... 10.3
Lien...................................................................... 10.3
Litigation................................................................ 10.3
Merger................................................................ Preamble
Merger Consideration.................................................... 2.1(d)
Ongoing Clinical Programs............................................... 3.9(b)
Ontogeny Exchange Ratio................................................. 2.1(b)
Ontogeny Minimum Required Stockholder Vote............................. 7.12(b)
Ontogeny Merger Consideration........................................... 2.1(b)
Ontogeny Common Stock................................................... 2.1(b)
Ontogeny Preferred Stock................................................ 2.1(b)
Ontogeny Required Stockholder Vote..................................... 7.12(a)
Order..................................................................... 10.3
Person.................................................................... 10.3
Public Company ............................................................ 3.1
Registration Statement.................................................... 3.18
Regulation................................................................ 10.3
Representatives......................................................... 6.1(a)
Reprogenesis Common Stock............................................... 2.1(c)
Reprogenesis Exchange Ratio............................................. 2.1(c)
Reprogenesis Fully Diluted Merger Consideration......................... 2.1(c)
Reprogenesis Merger Consideration....................................... 2.1(c)
Reprogenesis Preferred Stock............................................ 2.1(c)
Reprogenesis Required Stockholder Vote................................. 7.12(a)
Reprogenesis Series A Consideration..................................... 2.1(c)
Rule 145 ................................................................. 7.13
SEC........................................................................ 3.3
Section 262............................................................... 2.11
Securities Act.......................................................... 2.3(b)
Stipulated Expenses..................................................... 9.3(d)
Stockholder Agreement................................................. Preamble

Subsidiary, Subsidiaries.................................................. 10.3
Superior Proposal....................................................... 6.1(b)
Surviving Company.......................................................... 1.1
Tax..................................................................... 3.7(a)
Taxes................................................................... 3.7(a)
Tax Returns............................................................. 3.7(b)
Termination Fee......................................................... 9.3(b)
Third Party Licenses.................................................... 9.3(a)
Voting Stock.............................................................. 10.3

                                  SCHEDULE 1.5
                                  ------------

                             DIRECTORS AND OFFICERS
                             ----------------------


DIRECTORS:
----------


     CLASS I:     James R. McNab, Jr.
                  James Tobin
                  Doros Platika


     CLASS II:    Douglas A. Melton
                  Michael Rosenblatt
                  [Person as yet to be determined]

     CLASS III:   Ruth B. Kunath
                  Martyn Greenacre


OFFICERS:
---------

The Officers at the Effective Time shall be appointed by the Board of Directors.

                                   EXHIBIT A
                                   ---------

                         FORM OF STOCKHOLDER AGREEMENT


                                                     February ___, 2000


Creative Biomolecules, Inc.     Reprogenesis, Inc.         Ontogeny, Inc
101 Huntington Ave.             21 Erie Street             45 Moulton Street
Boston, MA  02111               Cambridge, MA  02139       Cambridge, MA  02138
Attention: President            Attention: President       Attention: President



Re:  Stockholder Agreement
     ---------------------


Gentlemen:

         The undersigned (the "Stockholder") owns of record and beneficially the number of shares (the "Owned Shares") of common stock [and/or preferred stock] of [Name of Company], a [Delaware] [Texas] corporation ("Company"), as set forth below. [On even date herewith], the Company, _______ and ________ (the "Other Companies") and Curis [intend to enter] into an Agreement and Plan of Merger (the "Merger Agreement") with respect to the merger (the "Merger") of the Company and the Other Companies with and into Curis. Such Company common stock [and/or preferred stock] will be converted in the Merger into shares of the common stock, par value $.01 per share, of Curis (the "Surviving Company Common Stock"). The Stockholder wishes to facilitate the proposed Merger, acknowledges that the proposed Merger will benefit the Stockholder and agrees that the Other Companies [would not enter into the Merger Agreement] unless the Stockholder enters into this Agreement. For all purposes of this Agreement, the term "Owned Shares" shall include any additional shares of Company capital stock as to which the Stockholder acquires beneficial ownership after the execution hereof.

         In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Stockholder agrees as follows:

         1. The Stockholder irrevocably and unconditionally agrees that he, she or it (a) will vote all of the Owned Shares in favor of the Merger Agreement and the Merger at any meeting or meetings of the Company's stockholders called to vote upon the Merger Agreement and the Merger and (b) will not vote such shares (or otherwise provide a proxy or consent or a voting agreement with respect thereto) in favor of any other Acquisition Proposal (as defined in the Merger Agreement) [and (c) will vote to amend the Certificate/Articles of Incorporation of the Company as contemplated by Section 8.1(h) of the Merger Agreement.]

         2. The Stockholder agrees that he, she or it will not (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares or (b) take any action or omit to take any action which would prohibit, prevent or preclude Stockholder from performing its obligations under this Agreement.

         3. The Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company and each other Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity, and that the Stockholder waives the posting of any bond or security in connection with any proceeding related thereto.

         4. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart signature page has been signed by the Stockholder and delivered to the Company (which delivery may be by facsimile).

         5. The Stockholder agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action as may be necessary or appropriate, in order to consummate the transactions contemplated hereby. The Stockholder hereby agrees not to engage in any transaction involving any securities of the Other Companies that would violate applicable securities laws.

         6. Notwithstanding anything in this Agreement to the contrary, the Company and the Other Companies understand and agree that (i) Owned Shares may be subject to liens, encumbrances or restrictions (other than those relating to voting) arising in connection with pledges of Owned Shares by the Stockholder or its affiliates that exist as of the date hereof and (ii) any transfer of Owned Shares pursuant to any bona fide foreclosure under any such pledge shall not violate this Agreement.

         7. The Stockholder represents and warrants to the Company and the Other Companies that:

                  (a) the Stockholder has all necessary power and authority to execute this letter agreement including the irrevocable proxy attached hereto;

                  (b) the Stockholder owns or controls (regardless of in what capacity) the number of Owned Shares set forth below free from any lien, encumbrance or restriction whatsoever (except as otherwise permitted by Section 6 above) and with full power to vote the Owned Shares without the consent or approval of any other person;

                  (c) this letter agreement and the attached proxy have been duly executed and delivered by the Stockholder and each constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms; and

                  (d) neither the execution nor delivery of this letter agreement and the attached proxy by the Stockholder will (i) require the consent, waiver, approval, license or authorization, or any filing with, any person or public authority, (ii) with or without the giving of notice or the lapse of time, or both, conflict with or constitute a violation of, or default under, or give rise to any right of acceleration under any indenture, contract, commitment, agreement, arrangement or other instrument of any kind to which the Stockholder is a party or by which the Stockholder is bound, or (iii) violate any applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Stockholder.

         8. The Agreement shall terminate on the termination of the Merger Agreement or at the Effective Time of the Merger provided for in the Merger Agreement, as the case may be.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date and year first above written.



                                        STOCKHOLDER:



                                        Name:_______________________________

                                        Address:____________________________

                                                ____________________________

                                                ____________________________

                                                ____________________________



                                        Spouse (if applicable)


                                        Name:_______________________________


                                        Number of Shares of
                                        Common Stock _______________________

                                        [Number of Shares of Series A
                                        Preferred Stock ____________________

                                        Number of Shares of Series B
                                        Preferred Stock ____________________]

                                        [Number of Shares of Series C
                                        Preferred Stock ____________________

                                        Number of Shares of Series C-1
                                        Preferred Stock ____________________]

                                        [Number of Shares of Series D
                                        Preferred Stock ____________________

                                        Number of Shares of Series E
                                        Preferred Stock ____________________]

                                        [Number of Shares of Series F
                                        Preferred Stock ____________________

                                        Number of Shares of Series G
                                        Preferred Stock ____________________]

                            IRREVOCABLE PROXY FOR THE
                        STOCKHOLDER AGREEMENT OF COMPANY


By its execution hereof and in order to secure the obligations of the undersigned set forth in the Stockholder Agreement ("Stockholder Agreement") dated February ____, 2000, by and among ___________ (the "Company"), the Other Companies and the undersigned, the undersigned hereby irrevocably constitutes and appoints the President and the Secretary of each Other Company, and each of such officers singly, as its true and lawful attorneys-in-fact, to : (1) vote, in accordance with the Stockholder Agreement, all shares of capital stock of the Company which the undersigned may be entitled to vote upon the matters set forth in the Stockholder Agreement at any annual or special meeting of the stockholders of the Company (but not to vote such shares on any other matter);
(2) to exercise written consent in lieu of voting with respect to the matters set forth in clause (1); and (3) to execute, acknowledge, swear to and file in the undersigned's name, place and stead any consent, approval, or other documents to be executed by the stockholders in connection with the items in clauses (1) and (2). The Proxy hereby granted is irrevocable and shall be deemed coupled with an interest in the Stockholder Agreement for the term stated therein and it shall survive the undersigned's insolvency.

         IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this ____ day of February, 2000.


                                        Name:_______________________________

                                        Address:____________________________

                                                ____________________________

                                                ____________________________

                                                ____________________________



                                        Spouse (if applicable)

                                        Name:_______________________________

                                   EXHIBIT B
                                   ---------

                                    FORM OF

                             CERTIFICATE OF MERGER

                                       OF

                                    EACH OF

              CREATIVE BIOMOLECULES, INC., A DELAWARE CORPORATION,

                   ONTOGENY, INC., A DELAWARE CORPORATION AND

                    REPROGENESIS, INC., A TEXAS CORPORATION

                                 WITH AND INTO

                      CURIS, INC., A DELAWARE CORPORATION

                              ********************

         Pursuant to Section 252 of the General Corporation Law of the State of Delaware, the undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware and the Texas Business Corporation Act, DO HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations are as follows:

      NAME                                             STATE OF INCORPORATION
      ----                                             ----------------------

1.    Creative Biomolecules, Inc.                              Delaware

2.    Ontogeny, Inc.                                           Delaware

3.    Reprogenesis, Inc.                                       Texas

4.    Curis, Inc.                                              Delaware

         SECOND: That an Agreement and Plan of Merger dated as of February 14, 2000 by and among Creative Biomolecules, Inc., Ontogeny, Inc., Reprogenesis, Inc. and Curis, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the state of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Curis, Inc. (the "Surviving Corporation").

         FOURTH: That the Certificate of Incorporation of CURIS shall be the Certificate of Incorporation of the Surviving Corporation.

         FIFTH: That the executed copy of the Agreement and Plan of Merger is on file at an office of the Surviving Corporation. The address of such office is:

                                Curis, Inc.
                                _________________________

                                _________________________


         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the constituent corporations.

         SEVENTH: That the authorized capital stock of Reprogenesis, Inc. is as follows:

         Common Stock:      30,084,501
         Preferred Stock:    7,747,153
                Series A:                 2,702,702
                Series B:                 5,044,451
         Total:             37,831,654

         IN WITNESS WHEREOF, the undersigned, being the President of CURIS, does hereby execute this Certificate of Merger and so certifies, affirms and acknowledges under penalties of perjury that this is his free act and deed and that the facts stated herein are true, this _____________, 2000.


                                            [___________________________]


                                            By: ________________________________

                                                _____________________, President

                                   EXHIBIT C
                                   ---------

                               ARTICLES OF MERGER

                                     merging

                               REPROGENESIS, INC.
                             (a Texas corporation),

                                 ONTOGENY, INC.
                            (a Delaware corporation),

                                       and

                           CREATIVE BIOMOLECULES, INC.
                            (a Delaware corporation)

                                  with and into

                                   CURIS, INC.
                            (a Delaware corporation)


         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), Reprogenesis, Inc., a Texas corporation (the "Company"), Ontogeny, Inc., a Delaware corporation ("Ontogeny"), Creative Biomolecules, Inc., a Delaware corporation ("Creative"), and Curis, Inc., a Delaware corporation (the "Surviving Corporation"), hereby adopt the following Articles of Merger for the purpose of effecting the merger (the "Merger") of the Company, Ontogeny and Creative with and into the Surviving Corporation, with the Surviving Corporation continuing in existence following the Merger as the surviving corporation:

         FIRST: The name and state of incorporation of each party (the "Constituent Entities") to the Agreement and Plan of Merger attached as Exhibit A (the "Agreement and Plan of Merger") are as follows:

         NAME                                           STATE OF INCORPORATION
         ----                                           ----------------------

         Reprogenesis, Inc.                             Texas
         Ontogeny, Inc.                                 Delaware
         Creative Biomolecules, Inc.                    Delaware
         Curis, Inc.                                    Delaware

         SECOND: The Agreement and Plan of Merger was approved by the stockholders of the Company in the manner required by Article 5.03 of the TBCA and by the stockholders of each of Ontogeny, Creative and the Surviving Corporation in the manner required by Section 252 of the Delaware General Corporation Law.

         THIRD: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 45 Moulton Street, Cambridge, Massachusetts 02138, and a copy of the Agreement and Plan of Merger will be furnished by such entity, on written request and without cost, to any shareholder of any of the Constituent Entities.

         FOURTH: The outstanding capital stock of the Company consists of 14,744,524 shares of common stock, par value $0.01 per share (the "Company Common Stock"), 2,702,702 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Company Series A Preferred Stock") and 4,729,134 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Company Series B Preferred Stock" and, together with the Company Series A Preferred Stock, the "Company Preferred Stock"). ______ shares of the Company Common Stock and the Company Preferred Stock were voted in favor of and _______ shares of the Company Common Stock and the Company Preferred Stock were voted against the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger. ______ of the shares of the Company Series A Preferred Stock and _______ shares of the Company Series B Preferred Stock were voted in favor of and _______ shares of the Company Series A Shares and _____ shares of Company Series B Shares were voted against the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

         FIFTH: The outstanding capital stock of Creative consists of 37,138,705 shares of common stock, par value $0.01 per share (the "Creative Common Stock"). __________ shares of the Creative Common Stock were voted in favor of and
________ shares of Creative Common Stock were voted against the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

         SIXTH: The outstanding capital stock of Ontogeny consists of 2,892,815 shares of common stock, par value $0.01 per share (the "Ontogeny Common Stock"), 4,853,334 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Ontogeny Series A Preferred Stock"), 7,447,223 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Ontogeny Series B Preferred Stock"), 400,000 shares of Series C Convertible Preferred Stock, par value $0.01 per share (the "Ontogeny Series C Preferred Stock"), 800,000 shares of Series C-1 Convertible Preferred Stock, par value $0.01 per share (the "Ontogeny Series C-1 Preferred Stock"), 600,000 shares of Series D Convertible Preferred Stock, par value $0.01 per share (the "Ontogeny Series D Preferred Stock"), 10,000,000 shares of Series E Convertible Preferred Stock, par value $0.01 per share (the "Ontogeny Series E Preferred Stock"), 8,379,593 shares of Series F Convertible Preferred Stock, par value $0.01 per share (the "Ontogeny Series F Preferred Stock"), and 400,000 shares of Series G Convertible Preferred Stock, par value $0.01 per share (the "Ontogeny Series G Preferred Stock" and, together with the Ontogeny Series A Preferred Stock, Ontogeny Series B Preferred Stock, Ontogeny Series C Preferred Stock, Ontogeny Series C-1 Preferred Stock, Ontogeny Series D Preferred Stock, Ontogeny Series E Preferred Stock and Ontogeny Series F Preferred Stock, the "Ontogeny Preferred Stock"). _______ shares of the Ontogeny Common Stock and Ontogeny Preferred Stock were voted in favor of and _______ shares of Ontogeny Common Stock and Ontogeny Preferred Stock were voted against the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger. _________ shares of Ontogeny Series A Preferred Stock, Ontogeny Series B Preferred Stock, Ontogeny Series E Preferred Stock and Ontogeny Series F Preferred Stock were voted in favor of and ________ shares of Ontogeny Series A Preferred Stock, Ontogeny Series B Preferred Stock, Ontogeny Series E Preferred Stock and Ontogeny Series F

Preferred Stock were voted against the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

         SEVENTH: The outstanding capital stock of the Surviving Corporation consists of 300 shares of common stock, par value $0.01 per share ("Surviving Corporation Common Stock"). Each of the Company, Ontogeny and Creative owns 100 shares of the Surviving Corporation's Common Stock. All shares of Surviving Corporation Common Stock were voted in favor of the Merger pursuant to the terms and conditions of the Agreement and Plan of Merger.

         EIGHTH: The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Delaware and by the constituent documents of each of Ontogeny, Creative and the Surviving Corporation.

         NINTH: The Agreement and Plan of Merger and the performance of its terms were duly authorized by all actions required by the laws of the State of Texas and by the constituent documents of the Company.

         IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed on its behalf on ________________, 2000.




                                        REPROGENESIS, INC.
                                        a Texas corporation


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                        ONTOGENY, INC.
                                        a Delaware corporation


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                        CREATIVE BIOMOLECULES, INC.
                                        a Delaware corporation


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                        CURIS, INC.
                                        a Delaware corporation


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT D
                                   ---------

                   FORM OF CURIS CERTIFICATE OF INCORPORATION
                   ------------------------------------------

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CURIS, INC.


         FIRST: The name of this corporation (the "Corporation") is Curis, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $.01 par value per share ("Common Stock"), and the other of which is designated as preferred stock, $.01 par value per share ("Preferred Stock"). The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 145 million shares, consisting of 125 million shares of Common Stock and 20 million shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.

         (a)      COMMON STOCK

                  (1) General. The voting, dividend and liquidation rights of holders of Common Stock are subject to and qualified by the rights of holders of Preferred Stock of any series as may be designated in any resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided.

                  (2) Voting. Holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. The number of authorized shares of Common Stock may be increased or deceased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

                  (3) Dividends. Dividends may be declared and paid on Common Stock from funds lawfully available therefor, as and when determined by the board of directors and subject to any preferential dividend rights of any series of Preferred Stock then outstanding.

                  (4) Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to stockholders of the Corporation, subject to any preferential rights of any series of Preferred Stock then outstanding.

         (b)      PREFERRED STOCK

                  (1) Issuance. Preferred Stock may be issued from time to time in one or more series, each of which series shall have such terms as are set forth herein and in any resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided in this Certificate of Incorporation or provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of capital stock for the purposes of voting by classes unless expressly provided.

                  (2) Authority of Board. Authority is hereby expressly granted to the board of directors to provide for the issuance of Preferred Stock from time to time in one or more series, and in connection with the creation of any such series, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights thereof, and qualifications, limitations or restrictions applicable thereto, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, a resolution or resolutions providing for issuance of any series of Preferred Stock may provide for dividend rights, conversion rights, redemption privileges and liquidation preferences applicable to such series and may provide that such series shall rank superior, equal or junior to the Preferred Stock of any other series, in each case except as otherwise expressly provided in this Certificate of Incorporation or as provided by law. Except as otherwise provided in this Certificate of Incorporation, no vote of holders of Common Stock or holders of Preferred Stock shall be a prerequisite to the designation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

         FIFTH: Special meetings of stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the board of directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the general meeting.

         SIXTH: No director shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article SIXTH shall deprive any director of the Corporation of the benefit of the provisions of this Article SIXTH with respect to any act or failure to act of any director occurring prior to such amendment or repeal.

         SEVENTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

         (a)      AMENDMENT OF BY-LAWS

                  Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, the by-laws may be adopted, amended or repealed by the board of directors.

         (b)      ELECTION OF DIRECTORS

                  Elections of directors need not be by written ballot unless otherwise provided in the by-laws of the Corporation.

         (c)      LOCATION OF CORPORATE BOOKS

                  Subject to any applicable requirements of the General Corporation Law of the State of Delaware, the books of the Corporation may be kept outside the State of Delaware at such location or locations as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

         EIGHTH: The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this paragraph shall deprive a person of the benefit of this paragraph with respect to any act or failure to act of such person occurring prior to such amendment or repeal.

         NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any provision of law, any other provision of this Certificate of Incorporation or any provision of the by-laws of the Corporation, the affirmative vote of the holders of three- fourths of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, any provision of Article FIFTH or this Article TENTH.

         ELEVENTH: The name of the sole incorporator of the Corporation is Jonathan H. Hulbert and his mailing address is c/o Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109.

         IN WITNESS WHEREOF, I have hereunto set my hand as of February 14, 2000.


                                             ---------------------------------
                                             Jonathan H. Hulbert
                                             Sole Incorporator

                                   EXHIBIT E
                                   ---------

                          FORM OF AFFILIATE AGREEMENT
                          ---------------------------

                                                   _________ ___, 2000



Curis, Inc.
____________________________

____________________________
Attention: President


[Name of Company]
____________________________

____________________________
Attention: President



Ladies and Gentlemen:

         I/We have been advised that I/we might be considered to be an "affiliate" of [Company Name] (the "Company") for purposes of Rule 145 ("Rule 145") under the Securities Act of 1933, as amended (the "Securities Act"), as promulgated by the Securities and Exchange Commission (the "SEC").

         ____, ____, ____ ("Curis") and the Company have entered into an Agreement and Plan of Merger dated as of the 14th day of February, 2000 (the "Plan of Merger"). Upon consummation of the transactions contemplated by the Plan of Merger (the "Merger"), I/we will receive shares of capital stock of Curis for all of the shares of capital stock of the Company owned by me/us or as to which I/we may be deemed a beneficial owner. I/We own _____________ shares of the common stock, [$.01] par value per share, of the Company (the "Company's Common Stock") [and/or ____________shares of Preferred Stock, [$.01] par value per share (the "Preferred Stock")] [and/or options to acquire _________ shares of the Company's Common Stock (the "Options")] [and/or warrants to acquire _________ shares of the Company's Common Stock (the "Warrants")]. The Company's Common Stock [the Company's Preferred Stock] will be converted in the Merger into shares of the common stock, $.01 par value per share, of Curis (the "Curis Common Stock") as described in the Plan of Merger. The shares of Curis Common Stock received by me/us in the Merger are hereinafter collectively referred to as the "Exchange Stock". This agreement is hereinafter referred to as the "Affiliate Agreement".

         I/We represent and warrant to, and agree with, ____, ____, Curis and the Company that:

         A. I/We have read this Affiliate Agreement and the Plan of Merger and have discussed their requirements and other applicable limitations upon my/our ability to sell, transfer or otherwise dispose of the Exchange Stock, to the extent I/we felt necessary, with my/our counsel or counsel for the Company.

         B. I/We understand that my/our resale of Exchange Stock issued to me/us in the Merger will be subject to certain restrictions on transfer in accordance with Rule 145 under the Securities Act, and in connection therewith I/we agree not to offer, sell, pledge, transfer or otherwise dispose of any of such shares of Exchange Stock unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145; (ii) I/we shall have furnished to Curis an opinion of counsel, satisfactory to Curis, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition; (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act; or (iv) an authorized representative of the SEC shall have rendered written advice to me/us to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, pledge transfer or other disposition if consummated.

         C. I/We understand that all certificates representing the Exchange Stock delivered to me/us pursuant to the Merger shall, until the occurrence of one of the events referred to in paragraph B. above, bear a legend substantially as follows:

         "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of Rule 145 of the Securities Act of 1933, as amended."

         D. I/We also understand and agree that Curis, in its discretion and in a manner consistent with the legend set forth above, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Exchange Stock which are required to bear the foregoing legend.

         E. I/we agree to comply with the prohibition described in Section 6.1(a) of the Agreement.

         It is understood and agreed that this Affiliate Agreement shall terminate and be of no further force and effect if the Plan of Merger is terminated pursuant to the terms thereof.

         This Affiliate Agreement shall be binding on my/our heirs, legal representatives and successors.




                                        Very truly yours,



                                        ----------------------------------
                                        Name:

                                   EXHIBIT F
                                   ---------

                            FORM OF LOCK-UP AGREEMENT
                            -------------------------

                                                  ______________, 2000



Curis, Inc. (the "Surviving Company")
____________________________________

____________________________________


Re: Proposed Merger


Ladies & Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of common stock and/or preferred stock of [Name of Company] (the "Company") or securities convertible into or exchangeable or exercisable for common stock. It is contemplated that the Company will merge (the "Merger") with and into the Surviving Company pursuant to an Agreement and Plan of Merger (the "Agreement") dated as of February 14, 2000. Pursuant to the Merger, each outstanding share of capital stock of the Company will be exchanged and converted into shares of Common Stock of the Surviving Company (the "Common Stock"), and securities convertible into or exchangeable or exercisable for common stock of the Company will become convertible into or exchangeable or exercisable for Common Stock, all as more specifically provided in the Agreement. The undersigned wishes to facilitate the proposed Merger and acknowledges that the proposed Merger will be of benefit to the undersigned.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, until the earlier of the end of the [90] [180] day period following from the Effective Time (as defined in the Agreement), or termination of the Agreement in accordance with its terms, (1) offer, sell, contract to sell, grant any option to purchase or acquire any right to dispose or otherwise dispose for value, any shares of Common Stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the federal securities laws), or (2) enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) pursuant to bona fide gifts, (b) transfers which will not result in any change in beneficial ownership, including, but not limited to, pro rata partnership distributions and transfers into trusts for the benefit of the original holder or (c) pursuant to the laws of testamentary or intestate descent, provided, that, in any of the foregoing circumstances the donees or transferees agree, in writing, to be bound by the provisions of this Lock Up Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions imposed by the Surviving Company with the Surviving Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.



                                             Very truly yours,


                                             ----------------------------------
                                             Printed Name of Holder


                                             By:
                                                 ------------------------------
                                                            Signature



                                             ----------------------------------
                                             Printed Name of Person Signing
                                             (and indicate capacity of person
                                             signing if signing as custodian,
                                             trustee, or on behalf of an entity)


                                             Dated:   ______________, 2000

                                   EXHIBIT G
                                   ---------

                       FORM OF CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 ONTOGENY, INC.


         ONTOGENY, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended in the manner set forth below and that said amendments be submitted to the stockholders of the Corporation for their consideration.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD: That the Certificate of Incorporation of the Corporation, as previously amended and restated, is further amended as follows:

                              1. The following sentence shall be inserted at the
                        end of Subsection C.2(c) of Article FOURTH:

                        "Notwithstanding the foregoing, the provisions of this Subsection 2(c) shall not apply to a merger of the Corporation with and into Curis, Inc., a Delaware corporation, (the "Excluded Merger") pursuant to the Agreement and Plan of Merger dated as of February 14, 2000 among the Corporation, Curis, Inc., Creative Biomolecules, Inc., a Delaware corporation, and Reprogenesis, Inc., a Texas corporation, as such agreement may be amended from time to time in accordance with the provisions thereof, and the Excluded Merger shall not be deemed to be a liquidation, dissolution or winding up of the Corporation."

                              2. The following sentence shall be inserted at the
                        end of Subsection C.4(i) of Article FOURTH:

                        "Notwithstanding the foregoing, the provisions of this Subsection 4(i) shall not apply to the Excluded Merger."

                              3. The following sentence shall be inserted at the
                        end of Subsection D.4(h) of Article FOURTH:

                        "Notwithstanding the foregoing, the provisions of this Subsection 4(h) shall not apply to the Excluded Merger."

                              4. The following sentence shall be inserted at the
                        end of Subsection E.4(h) of Article FOURTH:

                        "Notwithstanding the foregoing, the provisions of this Subsection 4(h) shall not apply to the Excluded Merger."

                              5. The following sentence shall be inserted at the
                        end of Subsection 4(h) of the Certificate of Designation of the Series C-1 Convertible Preferred Stock:

                        "Notwithstanding the foregoing, the provisions of this Subsection 4(h) shall not apply to the Excluded Merger."

                              6. The following sentence shall be inserted at the
                        end of Subsection 4(h) of the Certificate of Designation of the Series G Convertible Preferred Stock:

                        "Notwithstanding the foregoing, the provisions of this Subsection 4(h) shall not apply to the Excluded Merger."

FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Ontogeny, Inc. has caused this certificate to be signed by Doros Platika, its President, this ____ day of ______ 2000.




                                                  ONTOGENY, INC.


                                                  By:
                                                      -------------------------
                                                      Doros Platika
                                                      Its: President

                                   EXHIBIT H
                                   ---------

                          ARTICLES OF AMENDMENT TO THE
              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               REPROGENESIS, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "TBCA"), Reprogenesis, Inc., a Texas corporation (the "Corporation"), hereby adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation, as amended October 13, 1999:


                                    Article I

         The name of the corporation is Reprogenesis, Inc.


                                   Article II

         These Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Corporation, as amended October 13, 1999, were adopted by the written consent of the holders of the common stock of the Corporation, the Series A Preferred Stock of the Corporation and the Series B Preferred Stock of the Corporation as of ____________________, 2000.


                                   Article III

         In order to clarify the liquidation rights of the Corporation's Series A Preferred Stock upon the consummation of the proposed merger of the Corporation with Creative Biomolecules, Inc. ("Creative") and Ontogeny, Inc. ("Ontogeny") into Curis, Inc. ("Curis"), the following new sentences are added to the last line of Article Four D.3(a) before the words "After such payment":

         Notwithstanding anything to the contrary in this section 3(a), upon the consummation of the merger of the Corporation with Creative and Ontogeny into Curis (the "Merger") pursuant to the Agreement and Plan of Merger among Creative, Ontogeny, the Corporation and Curis dated as of February 14, 2000, each holder of a share of Series A Preferred shall be entitled to receive in respect of each share of Series A Preferred that such holders own, in full satisfaction of the liquidation preference specified in this section 3(a), the number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of the surviving entity (the "Surviving Company Common Stock") equal to the Series A Consideration divided by 2,702,702. In addition, each holder of Series A Preferred who would otherwise be entitled to a fraction of a share shall receive cash in lieu of any fraction of a share of Surviving Company Common Stock. "Series A Consideration" shall mean the lesser of (A) the number of fully paid and nonassessable shares of Surviving Company Common Stock whose aggregate Trailing Average Market Price equals $6,000,000, and (B) the Fully Diluted Merger Consideration. For the purposes of this section 3(a), "Trailing Average Market Price" shall mean the average of the daily Market Price for each business day on the twenty (20) consecutive business days the last day of which shall be the fifth business day prior to the effective time of the Merger, divided by 0.30; "Fully Diluted Merger Consideration" shall mean the product of 0.1956 and the aggregate number of shares of Common Stock and Series Preferred either issued or outstanding or subject to outstanding options or warrants to purchase immediately prior to the consummation of the Merger [(other than any such shares held in the treasury of the Corporation)]; and "Market Price" at any date shall be deemed to be the last reported sale price of common stock, par value $0.01 per share, of Creative, or, in case no such reported sale takes place on such day, the average of the bid and asked prices, in either case as officially reported by the Nasdaq National Market, or, if the Nasdaq National Market is no longer reporting such information, as reasonably determined in good faith by resolution of the Board of Directors of the Corporation.


                                   Article IV

         The designation and number of outstanding shares of each class or series entitled to vote thereon and the number of shares which have signed a consent in writing pursuant to Article 9.10A of the TBCA adopting said Articles of Amendment were as follows:

                                             Number of Shares   Number of Shares
                                             Outstanding and         Signing
                                             Entitled to Vote   Written Consent
                                             ----------------   ---------------

Common Stock, par value $0.01                ________________   ________________

Series A Preferred Stock, par value $0.01    ________________   ________________

Series B Preferred Stock, par value $0.01    ________________   ________________

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Amended and Restated Articles of Incorporation to be duly executed as of the ____ day of __________________, 2000.




                                        REPROGENESIS, INC.


                                        By:
                                            ----------------------------------

                                        Name:
                                             ---------------------------------

                                        Title:
                                              --------------------------------







                                       3